UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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[ ] Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

PEDEVCO CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEDEVCO CORP.

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
(855) 733-3826

July 10, 2019

Dear Stockholder:

The board of directors and officers of PEDEVCO Corp., a Texas corporation, join me in extending to you a cordial invitation to attend the 2019 annual meeting of our stockholders, which we refer to as the annual meeting. This meeting will be held on August 28, 2019 at 10:00 a.m. local time at the Omni Houston Hotel at Westside, 13210 Katy Fwy., Houston, Texas 77079.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

As permitted by the rules of the Securities and Exchange Commission (the “SEC” or the “Commission”), we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about July 10, 2019 to our stockholders of record as of the close of business on July 1, 2019. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

If you are unable to attend the annual meeting in person, it is very important that your shares be represented and voted at the meeting. You may authorize your proxy to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. You may also authorize your proxy to vote your shares by telephone or fax as described in your proxy card. If you authorize your proxy to vote your shares over the Internet, return your proxy card by mail or vote by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

We look forward to seeing you on August 28, 2019. Your vote and participation in our governance is very important to us.

Sincerely,

/s/ John J. Scelfo
John J. Scelfo, Chairman

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 28, 2019.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2018 are available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/PED.

i

PEDEVCO CORP.
1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079

(855) 733-3826
___________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 28, 2019
___________________________

To the Stockholders of PEDEVCO Corp.:

We are pleased to provide you notice of, and to invite you to attend, the 2019 annual meeting of the stockholders of PEDEVCO Corp., a Texas corporation, which will be held on August 28, 2019 at 10:00 a.m., local time, at The Omni Houston Hotel at Westside, 13210 Katy Fwy., Houston, Texas 77079, for the following purposes:

1.           To consider and vote upon a proposal to elect four directors to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal, as named in, and set forth in greater detail in this proxy statement.

2.           To consider and vote upon a proposal to approve an amendment to our 2012 Equity Incentive Plan, as amended, to increase by 2 million the number of shares of common stock reserved for issuance under the plan.

3.           To consider and vote upon a proposal to ratify the appointment of Marcum LLP, as our independent auditors for the fiscal year ending December 31, 2019.

4.           To consider and vote upon a proposal to consider and vote on any proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting.

5.           To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS ONE THROUGH FIVE.

We do not expect to transact any other business at the annual meeting. Our board of directors has fixed the close of business on July 1, 2019 as the record date for determining those stockholders entitled to vote at the annual meeting and any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. A complete list of our stockholders will be available for examination at our offices in Houston, Texas, during ordinary business hours for a period of 10 days prior to the annual meeting.

We cordially invite you to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number, faxing your proxy card or by using the Internet as described in the instructions included with your proxy card or voting instruction card. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting.

The enclosed proxy statement, which is first being mailed to stockholders on July 10, 2019, is also available at https://www.iproxydirect.com/PED. This website also includes copies of the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2018, which we refer to as the annual report. Stockholders may also request a copy of the proxy statement and our annual report by contacting our main office at (855) 733-3826.

Even if you plan to attend the annual meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the annual meeting if you are unable to attend.

By Order of the Board of Directors

/s/ John J. Scelfo
John J. Scelfo
Chairman

Houston, Texas
July 10, 2019

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU TO VOTE BY TELEPHONE, MAIL, FAX OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

AUDIT COMMITTEE REPORT	14

EXECUTIVE OFFICERS	15

EXECUTIVE COMPENSATION	16
Summary Compensation Table	16
Outstanding Equity Awards at December 31, 2018
Issuances of Equity to Executive Officers and Directors
Compensation of Directors	19
Securities Authorized for Issuance under Equity Compensation Plans	21
Equity Compensation Plan Information	22
2017 Say on Pay Vote	25
Agreements with Current Named Executive Officers	25

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	36

PROPOSAL 1 - ELECTION OF DIRECTORS	36

PROPOSAL 2 - AMENDMENT TO THE PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN	41

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF AUDITORS	48

PROPOSAL 4 - ADJOURNMENT OF THE ANNUAL MEETING	49

Stockholder Proposals for 2020 Annual Meeting of Stockholders and 2020 Proxy Materials	50
Additional Filings	51
Other Matters	51
Interest of Certain Persons in or Opposition to Matters to Be Acted Upon	51
Company Contact Information	52

TABLE OF APPENDIXES

Appendix A	Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan (see proposal 2)

v

PEDEVCO CORP.

PROXY STATEMENT
FOR AN ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

PEDEVCO Corp. (“PEDEVCO,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2019 annual meeting of stockholders, which we refer to as our annual meeting, to be held on August 28, 2019 at 10:00 a.m., local time at the Omni Houston Hotel at Westside, 13210 Katy Fwy., Houston, Texas 77079, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on July 10, 2019. You are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information. Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on April 1, 2019, which we refer to as the 2018 annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials, which we refer to as the notice, to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Form 10-K, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy) via the Internet at https://www.iproxydirect.com/PED or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. The notice contains a control number that you will need to vote your shares. Please keep the notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

Our board of directors has fixed the close of business on July 1, 2019 as the record date for determining the holders of shares of our voting stock entitled to receive notice of and to vote at our annual meeting and any adjournments or postponements thereof. Only holders of record of shares of common stock at the close of business on that date will be entitled to vote at our annual meeting and at any adjournment or postponement of that meeting. As of the record date, there were 53,827,065 shares of common stock outstanding and entitled to vote at our annual meeting, held by approximately 760 holders of record.

Each share of common stock is entitled to one vote on each proposal presented at our annual meeting and at any adjournment or postponement thereof, for 53,827,065 total voting shares. Stockholders do not have the right to cumulate their votes in the election of directors.

In order for us to satisfy our quorum requirements, the holders of at least 33 1/3% of our total number of outstanding voting shares entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy (including through the mail, by fax or by telephone or the Internet) that is received at or prior to the meeting (and not revoked).

If your proxy is properly executed and received by us in time to be voted at our annual meeting, the shares represented by your proxy (including those given through the mail, by fax or by telephone or the Internet) will be voted in accordance with your instructions. If you execute your proxy but do not provide us with any instructions, your shares will be voted “FOR” the proposals set forth in the notice of annual meeting.

The only matters that we expect to be presented at our annual meeting are set forth in the notice of annual meeting. If any other matters properly come before our annual meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in their best judgment.

Voting Process

If you are a stockholder of record, there are five ways to vote:

●
In person . You may vote in person at the annual meeting. The Company will give you a ballot when you arrive.
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Via the Internet . You may vote by proxy via the Internet by following the instructions provided in the notice.
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By Telephone . If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.
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By Fax . If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.
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By Mail . If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Revocability of Proxies

The presence of a stockholder at our annual meeting will not automatically revoke that stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

●
submitting a written revocation prior to the annual meeting to the Corporate Secretary, PEDEVCO Corp., 1250 Wood Branch Park Dr., Suite 400, Houston, Texas 77079;
●
submitting another signed and later dated proxy card and returning it by mail in time to be received before our annual meeting or by submitting a later dated proxy by the Internet or telephone prior to the annual meeting; or
●
attending our annual meeting and voting in person.

Attendance at the Annual Meeting

Attendance at the annual meeting is limited to holders of record of our common stock at the close of business on the record date, July 1, 2019 and our guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the annual meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the annual meeting, you must present proof of your ownership of common stock, such as a bank or brokerage account statement indicating that you owned shares of common stock at the close of business on the record date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the annual meeting.

Conduct at the Meeting

The Chairman of the meeting has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. The Chairman may exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure you that every stockholder who wishes to speak on an item of business will be able to do so.

Quorum

If you vote in person or by proxy at our annual meeting, you will be counted for purposes of determining whether there is a quorum at the meeting. Shares of our capital stock present in person or by proxy at our annual meeting that are entitled to vote will be counted for the purpose of determining whether there is a quorum for the transaction of business at our annual meeting. Our bylaws, as amended, provide that 33 1/3% of the outstanding shares of our capital stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at a meeting of our stockholders.

Votes Required To Approve Each Proposal

Appointment of directors. With respect to the election of directors (proposal 1), under plurality voting, the four nominees receiving the highest number of affirmative votes of our common stock will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Amendment of 2012 Equity Incentive Plan. The approval of the amendment to our 2012 Equity Incentive Plan to increase by 2 million shares the total number of shares available for awards under such plan (proposal 2), requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, assuming a quorum is present at the annual meeting.

Ratification of independent auditor. For the approval of the proposal to ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ended December 31, 2019 (proposal 3), a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, must be voted “FOR” approval and adoption of such proposal in order for such proposal to be approved and adopted, assuming a quorum is present at the annual meeting.

Approval to adjourn the annual meeting. Authority to adjourn the annual meeting (proposal 4) to another place, or a later date or dates, if deemed necessary or appropriate, in the discretion of the board of directors, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the annual meeting.

Broker Non-Votes and Abstentions

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and the broker has not received voting instructions from the beneficial owner. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter or proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of Marcum LLP as our independent registered public accounting firm (proposal 3) and the authority to adjourn the meeting (proposal 4), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, which include all of the other proposals up for vote at the annual meeting.

With respect to the election of directors (proposal 1), under plurality voting, broker non-votes and abstentions have no effect on determining the nominees elected, except to the extent that they affect the total votes received by any particular candidate. If you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, the broker will not vote your shares in the director election.

With respect to the proposal to effect an amendment to our 2012 Equity Incentive Plan (proposal 2) and the proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above (proposal 4), broker non-votes and abstentions could prevent the proposals from receiving the required affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, each proposal.

Abstaining shares will be considered present at the annual meeting and “entitled to vote” on the applicable provisions so that the effect of abstentions will be the equivalent of a vote “AGAINST” each applicable proposal. With respect to broker non-votes, the shares subject to a broker non-vote will not be considered present at the annual meeting for each proposal, since they are not “entitled to vote” on such proposals, so broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote of the shares present in person or represented by proxy at the annual meeting and entitled to vote on such applicable proposals, by reducing the total number of shares from which the majority is calculated.

Board of Directors Voting Recommendations

Our board of directors recommends that you vote your shares:

●
“FOR” election of all four director nominees to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal (proposal 1);
●
“FOR” approval of an amendment to our 2012 Equity Incentive Plan, to increase by 2 million shares the number of shares of common stock reserved for issuance under the plan (proposal 2);
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“FOR” ratification of the appointment of Marcum LLP, as our independent auditors for the fiscal year ending December 31, 2019 (proposal 3); and
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“FOR” authorization of our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting (proposal 4).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have not and do not anticipate retaining a third-party proxy solicitation firm to solicit proxies on behalf of the board of directors. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the record date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

It is anticipated that representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the Annual Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the annual meeting will be available to view during the annual meeting. You may also access this list at our principal executive offices, for any purpose germane to the annual meeting, during ordinary business hours, for a period of ten days prior to the annual meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the record date your shares were registered in your name with our transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by us. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy statement is required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of annual meeting of stockholders, and 2018 annual report, is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of annual meeting of stockholders, and 2018 annual report, to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of annual meeting of stockholders, and 2018 annual report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Clark R. Moore, at our principal executive offices at 1250 Wood Branch Park Dr., Suite 400, Houston, Texas 77079, or a stockholder may make a request by calling our Corporate Secretary, Clark R. Moore at (855) 733-3826.

If you receive more than one notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process”, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The final voting results will be tallied by the inspector of voting and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Company Mailing Address

The mailing address of our principal executive offices is 1250 Wood Branch Park Dr., Suite 400, Houston, Texas 77079.

Reverse Stock Split

The Company completed a 1-for-10 reverse split of its outstanding common stock, which took effect as of market close on April 7, 2017. All outstanding shares, options, warrants, preferred stock and other securities convertible into the Company’s common stock disclosed herein have been retrospectively adjusted to reflect the reverse stock split as required by the terms of such securities with a proportional increase in the related share or exercise price.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock at the close of business on the record date, July 1, 2019, will be entitled to one vote per share on all matters properly presented at the annual meeting and at any adjournment or postponement thereof. As of the record date, there were 53,827,065 shares of common stock outstanding and entitled to vote at the annual meeting and at any adjournment or postponement thereof, held by approximately 760 holders of record. Each share of common stock is entitled to one vote on each proposal presented at our annual meeting, for 53,827,065 total voting shares.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth, as of the record date, July 1, 2019, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) our executive officers (including former executive officers who are “Named Executive Officers” in our 2018 annual report); and (d) all current directors, our director nominees and executive officers, as a group. As of the record date, there were 53,827,065 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Common Stock	Number of Common Stock Shares Beneficially Owned (1)	Percent of Common Stock (1)
Named Executive Officers and Directors
Simon G. Kukes (2)	44,200,425	82.1%
Frank C. Ingriselli (3)	351,081	*
Clark R. Moore (4)	330,144	*
Michael Peterson (5)	312,966	*
Gregory Overholtzer (6)	182,326	*
Ivar Siem (7)	180,000	*
John J. Scelfo (8)	140,000	*
J. Douglas Schick (9)	112,000	*
Paul A. Pinkston (10)	30,000	*
H. Douglas Evans (11)	20,000	*

All Named Executive Officers and Directors as a group (seven persons)	45,858,942	83.6%

Greater than 5% Shareholders
SK Energy, LLC (12)	43,858,942	81.0%
5100 Westheimer, Suite 200
Houston, Texas 77056

*Less than 1%.

Unless otherwise stated, the address of each stockholder is c/o PEDEVCO Corp., 1250 Wood Branch Park Dr., Suite 400, Houston, Texas 77079.

(1)
Ownership voting percentages are based on 53,827,065 total shares of common stock which were outstanding as of July 1, 2019, provided that shares of common stock subject to options, warrants or other convertible securities (including the common stock issuable upon exercise of convertible promissory notes) that are currently exercisable or convertible, or exercisable or convertible within 60 days of the applicable date of determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the securities shown as beneficially owned by such person.

(2)
Consisting of the following: (a) 43,586,844 shares of common stock held by SK Energy LLC, an entity which Dr. Simon G. Kukes is deemed to beneficially own; (b) 310,581 shares of fully-vested common stock held by Dr. Kukes; (c) 300,000 shares of restricted common stock held by Dr. Kukes, 1/3 of which vest on each of December 12, 2019, December 12, 2020 and December 12, 2021, provided that Dr. Kukes remains a director, employee of, or consultant to the Company on such vesting dates; and (d) 3,000 shares of restricted common stock held by the spouse of Dr. Kukes, 1/3 of which vest on each of December 12, 2019, December 12, 2020 and December 12, 2021, provided that his spouse remains an employee of, or consultant to, the Company on such vesting dates. Dr. Kukes has voting control over his unvested shares of common stock.

(3)
Consisting of the following: (a) 275,000 fully-vested shares of common stock; (b) options to purchase 39,081 shares of common stock exercisable by Mr. Ingriselli at an exercise price of $5.10 per share; and (c) options to purchase 37,000 shares of common stock exercisable by Mr. Ingriselli at an exercise price of $3.70 per share. The information presented with respect to the holder’s beneficial ownership is based solely on the Company’s record shareholder list and securities actually known to the Company as being held by the holder, is only to the best of the Company’s knowledge and has not be independently verified or confirmed.

(4)
Consisting of the following: (a) 195,076 fully-vested shares of common stock; (b) 2,867 fully-vested shares of common stock held by each of Mr. Moore’s two children, which he is deemed to beneficially own; (c) 51,000 unvested shares of common stock held by Mr. Moore, 17,000 of which vest on each of December 12, 2019, December 12, 2020 and December 12, 2021, provided that Mr. Moore remains employed by us, or is a consultant to us, on such vesting dates; (d) options to purchase 23,334 shares of common stock exercisable by Mr. Moore at an exercise price of $5.10 per share; (e) options to purchase 27,000 shares of common stock exercisable by Mr. Moore at an exercise price of $3.70 per share; and (f) options to purchase 28,000 shares of common stock exercisable by Mr. Moore at an exercise price of $2.20 per share. Mr. Moore has voting control over his unvested shares of common stock.

(5)
Consisting of the following: (a) 205,000 fully-vested shares of common stock (including shares held by a family trust which Mr. Peterson is deemed to beneficially own); (b) options to purchase 10,000 shares of common stock exercisable by Mr. Peterson at an exercise price of $2.40 per share; (c) options to purchase 33,334 shares of common stock exercisable by Mr. Peterson at an exercise price of $5.10 per share; (d) options to purchase 298 shares of common stock exercisable by Mr. Peterson at $302.40 per share; (e) options to purchase 32,500 shares of common stock exercisable by Mr. Peterson at an exercise price of $3.70 per share; and (f) options to purchase 30,000 shares of common stock exercisable by Mr. Peterson at $2.20 per share. The information presented with respect to the holder’s beneficial ownership is based solely on the Company’s record shareholder list and securities actually known to the Company as being held by the holder, is only to the best of the Company’s knowledge and has not be independently verified or confirmed.

(6)
Consisting of the following: (a) 14,559 fully-vested shares of common stock; (b) options to purchase 11,667 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $5.10 per share; (c) options to purchase 5,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $3.70 per share; (d) options to purchase 15,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $2.20 per share; (e) options to purchase 1,100 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $3.00 per share; (f) options to purchase 60,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $1.10 per share; and (g) options to purchase 75,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $0.3088 per share. The information presented with respect to the holder’s beneficial ownership is based solely on the Company’s record shareholder list and securities actually known to the Company as being held by the holder, is only to the best of the Company’s knowledge and has not be independently verified or confirmed.

(7)
Consisting of 180,000 shares of common stock held by American Resources Offshore Inc., which shares Mr. Siem is deemed to beneficially own. Mr. Siem disclaims beneficial ownership of the securities held by American Resources Offshore Inc., except to the extent of his pecuniary interest therein.

(8)
Consisting of the following: (a) 20,000 unvested shares of common stock held by Mr. Scelfo, all of which vest on July 12, 2019, provided that Mr. Scelfo remains a director, employee of, or consultant to the Company on such vesting date; and (b) options to purchase 120,000 shares of common stock at an exercise price of $2.19 per share, which vest within 60 days of this filing. Mr. Scelfo has voting control over his unvested shares of common stock.

(9)
Consisting of 112,000 unvested shares of common stock held by Mr. Schick, 1/3 of which vest on each of December 12, 2019, December 12, 2020 and December 12, 2021, provided that Mr. Schick remains employed by us, or is a consultant to us, on such vesting dates. Mr. Schick has voting control over his unvested shares of common stock.

(10)
Consisting of 30,000 unvested shares of common stock held by Mr. Pinkston, 1/2 of which vest on each of December 12, 2019 and December 12, 2020, provided that Mr. Pinkston remains employed by us, or is a consultant to us, on such vesting dates. Mr. Pinkston has voting control over his unvested shares of common stock.

(11)
Consisting of 20,000 unvested shares of common stock held by Mr. Evans, all of which vest on September 27, 2019, provided that Mr. Evans remains a director, employee of, or consultant to the Company on such vesting date. Mr. Evans has voting control over his unvested shares of common stock. Does not include options to purchase 100,000 shares of common stock at an exercise price of $2.19 per share, which have not vested as of the date of this filing and do not vest within 60 days of this filing.

(12)
Consisting of 43,586,844 shares of common stock held by SK Energy LLC, an entity which Dr. Simon G. Kukes is deemed to beneficially own due to his position as the Chief Executive Officer and 100% owner of SK Energy LLC.

Changes in Control

The Company is not currently aware of any arrangements which may at a subsequent date result in a change of control of the Company.

CORPORATE GOVERNANCE

We promote accountability for adherence to honest and ethical conduct; endeavor to provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us; and strive to be compliant with applicable governmental laws, rules and regulations.

Information regarding the members of and biographical information of our board of directors is provided below under “Proposal 1- Election of Directors”, beginning on page 36.

Board Leadership Structure

Our board of directors has the responsibility for selecting our appropriate leadership structure. In making leadership structure determinations, the board of directors considers many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our current leadership structure is comprised of a separate Chairman of the board of directors and Chief Executive Officer (“CEO”). Mr. John J. Scelfo serves as Chairman and Dr. Simon Kukes serves as CEO. The board of directors does not have a policy as to whether the Chairman should be an independent director, an affiliated director, or a member of management. Our board of directors believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management (the Company’s CEO, Dr. Kukes) and the members of our board of directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to its CEO, while enabling our Chairman to facilitate our board of directors’ oversight of management, promote communication between management and our board of directors, and support our board of directors’ consideration of key governance matters. The board of directors believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the board of directors. Because risks are considered in virtually every business decision, the board of directors discusses risk throughout the year generally or in connection with specific proposed actions. The board of directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full board of directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The board of directors exercises direct oversight of strategic risks to us. Our Audit Committee reviews and assesses our processes to manage business and financial risk and financial reporting risk. It also reviews our policies for risk assessment and assesses steps management has taken to control significant risks. Our Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our board of directors or the relevant committee, which provides the relevant oversight on risk assessment and mitigation (the Company’s committees are described in greater detail below (beginning on page 11)).

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements Between Officers and Directors

There is no arrangement or understanding between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

During the fiscal year that ended on December 31, 2018, the Board held nine meetings and took various other actions via the unanimous written consent of the board of directors and the various committees described above. All directors attended all of the board of directors meetings and committee meetings relating to the committees on which each director served during fiscal year 2018. The Company held annual shareholders meetings on June 26, 2014, October 7, 2015, December 28, 2016, December 28, 2017 and September 27, 2018, at which meetings all directors were present in person or via teleconference. Each director of the Company is expected to be present at annual meetings of shareholders, absent exigent circumstances that prevent their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting.

COMMITTEES OF THE BOARD

We currently maintain a Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee which have the following committee members: The committees of the Board of Directors consist of the following members as of the date of this filing:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Dr. Simon Kukes
Ivar Siem
John J. Scelfo (1)	C	C	M	X
H. Douglas Evans	M	M	C	X

C - Chairman of Committee.
M – Member.
(1) – Chairman of the board of directors.

Each of these committees has the duties described below and operates under a charter that has been approved by our board of directors and is posted on our website. Our website address is http://www.pacificenergydevelopment.com. Information contained on our website is expressly not incorporated by reference into this proxy statement.

Audit Committee

The audit committee selects, on behalf of our board of directors, an independent public accounting firm to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management, and recommends to the board of directors whether the audited financial statements should be included in our annual reports to be filed with the SEC. Mr. John J. Scelfo serves as Chair of the Audit Committee and our board of directors has determined that Mr. Scelfo is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act.

During the year ended December 31, 2018 the audit committee held four meetings.

Compensation Committee

The compensation committee reviews and approves (a) the annual salaries and other compensation of our executive officers, and (b) individual stock and stock option grants. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. Mr. Scelfo serves as Chair of the compensation committee.

During the year ended December 31, 2018, the compensation committee held three meetings.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee assists our board of directors in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our board of directors, selecting director nominees for our annual meetings of stockholders, evaluating the performance of our board of directors, and developing and recommending to our board of directors corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. Mr. Evans serves as Chair of the nominating and corporate governance committee.

The nominating and governance committee of the board of directors considers nominees for director based upon a number of qualifications, including their personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of our stockholders. There are no specific, minimum or absolute criteria for membership on the board of directors. The committee makes every effort to ensure that the board of directors and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the NYSE American and/or the SEC.

The Company does not have a formal diversity policy. The Company believes its Board of Directors represents a collection of individuals with a variety of complementary skills which, as a group, possess the appropriate skills and experience to oversee the Company’s business. The Board of Directors considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Company’s Board of Directors.

The nominating and governance committee may use its network of contacts to compile a list of potential candidates. The nominating and governance committee has not in the past relied upon professional search firms to identify director nominees, but may engage such firms if so desired. The nominating and governance committee may meet to discuss and consider candidates’ qualifications and then choose a candidate by majority vote.

The nominating and governance committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of NYSE American and applicable federal securities law. The nominating and governance committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. The Committee will consider candidates recommended by stockholders if the information relating to such candidates are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholder Proposals for 2020 Annual Meeting of Stockholders and 2020 Proxy Materials” on page 50 below. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means.

During the year ended December 31, 2018 the nominating and corporate governance committee held one meeting.

Stockholder Communications with the Board of Directors

Our stockholders and other interested parties may communicate with members of the board of directors by submitting such communications in writing to our Corporate Secretary, 1250 Wood Branch Park Dr., Suite 400, Houston, Texas 77079, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular board member or members, the communication will be forwarded to a board member to bring to the attention of the board of directors.

Executive Sessions of the Board of Directors

The independent members of our board of directors meet in executive session (with no management directors or management present) from time to time. The executive sessions include whatever topics the independent directors deem appropriate.

Director Independence

Our board of directors has determined that Mr. Scelfo and Mr. Evans are independent directors as defined in the NYSE American rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act. Accordingly, 50% of the members of our board of directors are independent as defined in the NYSE American rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Policy. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. Even during a trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities or from trading in options with maturities less than 9 months on our stock.

 Code of Ethics

In 2012, in accordance with SEC rules, our board of directors adopted a Code of Business Conduct and Ethics for our directors, officers and employees. Our board of directors believes that these individuals must set an exemplary standard of conduct. This code sets forth ethical standards to which these persons must adhere and other aspects of accounting, auditing and financial compliance, as applicable. The Code of Business Conduct and Ethics is available on our website at www.pacificenergydevelopment.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement. Additionally, the Code of Business Conduct and Ethics was filed as an exhibit to our Form 8-K/A filed with the SEC on August 8, 2012 as Exhibit 14.1 thereto.

We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waivers with respect to our Code of Business Conduct and Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.pacificenergydevelopment.com, within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Business Conduct and Ethics to any such officers or employees to date.

Report of Audit Committee

The following report of the Audit Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the board of directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2018, the Audit Committee of the board of directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the board of directors, and the board of directors approved, that the audited financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the board of directors.

Audit Committee

/s John J. Scelfo (Chairman)
/s/ H. Douglas Evans

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers (ages are as of the record date).

Name	Age	Executive Position
Dr. Simon Kukes	73	Chief Executive Officer and Director
J. Douglas Schick	44	President
Paul Pinkston	51	Chief Accounting Officer
Clark R. Moore	46	Executive Vice President, General Counsel and Secretary

Dr. Simon Kukes, Chief Executive Officer and Director

Dr. Kukes’s biographical information is presented below in Proposal 1, beginning on page 38.

J. Douglas Schick, President

Mr. Schick has over twenty years of experience in the oil and gas industry. Prior to joining the Company as President on August 1, 2018, Mr. Schick was employed by American Resources, Inc., a Houston, Texas-based privately-held independent oil and gas company which he co-founded and continues to serve as Chief Executive Officer (from August 2017 to the present) and formerly as Chief Financial Officer and Vice President of Business Development (from August 2013 to August 2017) provided that Mr. Schick’s service to American Resources requires only minimal time commitment from Mr. Schick that does not conflict with his duties and responsibilities to the Company. Prior to starting American Resources, Mr. Schick served as the founder, owner and principal of J. Douglas Enterprises, a Houston, Texas-based exploration & production (E&P) mergers and acquisitions (M&A), business development and financial consulting firm (from June 2011 until he co-founded American Resources), as Vice President of Finance (from January 2011 until its sale in June 2011) for Highland Oil and Gas, a private equity-backed E&P company headquartered in Houston, Texas, as Manager of Planning and then Director of Planning at Houston, Texas-based Mariner Energy, Inc. (from December 2006 until its merger with Apache Corp. in December 2010), and in various roles of increasing responsibility in finance, planning, M&A, treasury and accounting at The Houston Exploration Company, ConocoPhillips and Shell Oil Company (from 1998 to 2006). Mr. Schick currently serves on the Board of Directors of Rockdale Marcellus, LLC, a Houston, Texas-based subsidiary of Rockdale Energy, LLC engaged in oil and gas development.

Mr. Schick holds a BBA in Finance from New Mexico State University and an MBA with a specialization in Finance from Tulane University.

Paul A. Pinkston, Chief Accounting Officer

Mr. Pinkston brings over 20 years of accounting, compliance, and financial reporting expertise to the Company, with extensive experience in handling and managing corporate compliance, financial reporting and audits, and other regulatory functions for companies engaged in the oil and gas industry in the U.S.  Prior to joining the Company on December 1, 2018, from August 2017 to February 2018, Mr. Pinkston served as Corporate Controller and Secretary for Trecora Resources (NYSE:  TREC), a Sugar Land, Texas-based petrochemical manufacturing and customer processing service company.  Prior to joining Trecora Resources, from May 2013 to June 2017, Mr. Pinkston served in various roles of increasing authority and responsibility at Camber Energy, Inc. (NYSE American:  CEI), a Houston, Texas-based oil and gas exploration and production company, including as Camber Energy’s Chief Accounting Officer, Secretary and Treasurer (August 2016 to June 2017), and as its Director of Financial Reporting (May 2013 to August 2016).  Before joining Camber Energy, Mr. Pinkston served as a Senior Consultant with Sirius Solutions LLLP, where he performed accounting, audit and finance consulting services (January 2006 to May 2013), as a Corporate Auditor performing internal audits for Baker Hughes, Inc. (January 2002 to November 2005), and as a Senior Auditor, conducting public and private audits, at Arthur Andersen LLP (from September 1998 to November 2001).

Mr. Pinkston received a Bachelor of Business Administration (Finance and Marketing) degree from the University of Texas and earned a Master of Business Administration (Accounting) degree from the University of Houston.  Mr. Pinkston is a Certified Public Accountant registered in the State of Texas.

Clark R. Moore, Executive Vice President, General Counsel and Secretary

Mr. Moore has served as our Executive Vice President, General Counsel, and Secretary since our acquisition of Pacific Energy Development in July 2012 and has served as the Executive Vice President, General Counsel, and Secretary of Pacific Energy Development since its inception in February 2011. Mr. Moore began his career in 2000 as a corporate attorney at the law firm of Venture Law Group located in Menlo Park, California, which later merged into Heller Ehrman LLP in 2003. In 2004, Mr. Moore left Heller Ehrman LLP and launched a legal consulting practice focused on representation of private and public company clients in the energy and high-tech industries. In September 2006, Mr. Moore joined Erin Energy Corporation (OTCMKTS:ERN), an independent energy company headquartered in Houston, Texas, as its acting General Counsel and continued to serve in that role through February 2011. In addition, since June 1, 2018, Mr. Moore has served as a partner at Foundation Law Group, LLP.

Mr. Moore received his J.D. with Distinction from Stanford Law School and his B.A. with Honors from the University of Washington.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2018 and 2017 to (a) Frank C. Ingriselli, our former Chairman, former President and former Chief Executive Officer, (b) Michael L. Peterson, our former President and Chief Executive Officer, (c) Clark R. Moore, our Executive Vice President, General Counsel and Secretary, (d) Gregory Overholtzer, our former Chief Financial Officer, (e) Dr. Simon Kukes, our current Chief Executive Officer and Director, (f) J. Douglas Schick, our current President and (g) Paul A Pinkston, our current Chief Accounting Officer (collectively, the “Named Executive Officers”). There were no other executive officers who received compensation in excess of $100,000 in either 2018 or 2017.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)	All Other Compensation($)	Total ($)

Frank C. Ingriselli (2)	2018	66,346	-	-	116,000(3)	350,000(4)	532,346
Former Chairman of the Board, Chief Executive Officer and President	2017	-	-	-	46,320(5)	25,000(6)	71,320

Michael L. Peterson (7)	2018	125,000	-	-	-	-	125,000
Former Chief Executive Officer and President	2017	300,000	14,000	-	126,608(8)	-	440,608

Clark R. Moore	2018	250,000	-	-	141,830(9)	-	391,830
Executive Vice President, General Counsel and Secretary	2017	250,000	10,000	-	80,288(10)	-	340,288

Gregory Overholtzer	2018	190,000	-	-	26,600(11)	-	216,600
Former Chief Financial Officer	2017	190,000	6,000	29,141(12)	-	-	225,141

Dr. Simon Kukes (13)	2018	-	-	-	399,000(14)	-	399,000
Chief Executive Officer and Director

J. Douglas Schick (15)	2018	104,167	-	-	148,960(16)	-	253,127
President

Paul. A. Pinkston (17) Chief Accounting Officer	2018	11,667	-	-	39,900(18)	-	51,567

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.

(1)
Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the option grants, refer to “Part II” - “Item 8. Financial Statements and Supplementary Data” - “Note 11 – Stockholders’ Equity – Common Stock” of the 2018 annual report. These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards.

(2)
Mr. Ingriselli served as Chief Executive Officer of the Company until his retirement effective May 1, 2016, after which date he continued to serve as Chairman of the Company’s Board of Directors, again served as our Chief Executive Officer from April 2018 to July 2018, and served as President from April 2018 to August 1, 2018.

(3)
Consists of the value of 80,000 shares of restricted common stock granted in May 2018 at $0.34 per share and the value of 60,000 shares of restricted common stock granted in July 2018 at $1.48 per share.

(4)
Consists of cash severance amount paid to Mr. Ingriselli pursuant to the Separation and General Release Agreement, dated September 6, 2018, entered into by and between Mr. Ingriselli and the Company.

(5)
Consists of the fair value of options to purchase 150,000 shares of common stock granted in December 2017 at an exercise price of $0.3088 per share.

(6)
Consists of amount paid to Mr. Ingriselli pursuant to the Company's board compensation plan.

(7)
Mr. Peterson resigned as Chief Executive Officer and President effective May 31, 2018, and pursuant to a consulting agreement entered into with him, he receives $5,000 per month through June 2019 for debt restructuring, strategic planning, and capital markets consulting services.

(8)
Consists of the value of 410,000 shares of restricted common stock granted in December 2017 at $0.3088 per share.

(9)
Consists of the value of 50,000 shares of restricted common stock granted in July 2018 at $1.48 per share and the value of 51,000 shares of restricted common stock granted in December 2018 at $1.33 per share.

(10)
Consists of the value of 260,000 shares of restricted common stock granted in December 2017 at $0.3088 per share

(11)
Consists of the value of 20,000 shares of restricted common stock granted in December 2018 at $1.33 per share.

(12)
Consists of the fair value of options to purchase 150,000 shares of common stock granted in December 2017 at an exercise price of $0.3088 per share.

(13)
Dr. Kukes was appointed Chief Executive Officer and Director effective July 12, 2018.

(14)
Consists of the value of 300,000 shares of restricted common stock granted in December 2018 at $1.33 per share.

(15)
Mr. Schick was appointed President effective August 1, 2018.

(16)
Consists of the value of 112,000 shares of restricted common stock granted in December 2018 at $1.33 per share.

(17)
Mr. Pinkston was appointed Chief Accounting Officer effective December 1, 2018.

(18)
Consists of the value of 30,000 shares of restricted common stock granted in December 2018 at $1.33 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of December 31, 2018 concerning outstanding equity awards for the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Frank C. Ingriselli	34,827	-	$5.10	5/30/2021	-	-
	4,254	-	$5.10	5/30/2021	-	-
	37,000	-	$3.70	5/30/2021	-	-

Michael L. Peterson	298	-	$302.40	2/2/2021	-	-
	10,000	-	$2.40	10/7/2021	-	-
	26,954	-	$5.10	6/18/2022	-	-
	6,380	-	$5.10	6/18/2022	-	-
	32,500	-	$3.70	1/7/2020	-	-
	30,000	-	$2.20	1/7/2021	-	-

Gregory Overholtzer	11,667	-	$5.10	6/18/2022	20,000(3)	$26,600
	5,000	-	$3.70	1/7/2020	-	-
	15,000	-	$2.20	1/7/2021	-	-
	1,100	-	$3.00	2/8/2022	-	-
	60,000	-	$1.10	12/28/2021	-	-
	75,000	30,000	$0.3088	12/28/2022(4)	-	-

Clark R. Moore	18,887	-	$5.10	6/18/2022	52,000(1)	$16,058
	4,447	-	$5.10	6/18/2022	50,000(2)	$74,000
	27,000	-	$3.70	1/7/2020	51,000(3)	$67,830
	28,000	-	$2.20	1/7/2021	-	-

Dr. Simon Kukes	-	-	-	-	300,000(3)	$399,000

J. Douglas Schick	-	-	-	-	112,000(3)	$148,960

Paul A. Pinkston	-	-	-	-	30,000(5)	$39,900

(1)	Stock award vests on June 28, 2019, subject to the holder remaining an employee of or consultant to the Company on such vesting date.
(2)	Stock award vests on January 11, 2019, subject to the holder remaining an employee of or consultant to the Company on such vesting date.
(3)
Stock award vests 33.3% on December 12, 2019, 33.3% on December 12, 2020, and 33.4% on December 12, 2021, subject to the holder remaining an employee of or consultant to the Company on such vesting dates, provided, however, the stock award to Mr. Overholtzer shall fully vest on April 7, 2019, subject to the holder completing consulting services to the Company through April 7, 2019 in accordance with that certain Separation and General Release Agreement, dated December 31, 2018, entered into by and between the Company and Mr. Overholtzer.

(4)
Option award fully vests on April 7, 2019, and all option awards held by holder shall be exercisable until December 31, 2021, subject to the holder completing consulting services to the Company through April 7, 2019 in accordance with that certain Separation and General Release Agreement, dated December 31, 2018, entered into by and between the Company and Mr. Overholtzer.

(5)	Stock award vests 50% on December 1, 2019, and 50% on December 1, 2020, subject to the holder remaining an employee of or consultant to the Company on such vesting dates.

Issuances of Equity to Executive Officers

During the year ended December 31, 2018, 80,000 shares of restricted stock were issued to our former CEO with a fair value of $27,000 based on the market price on the date of issuance, and 30,848 shares were issued to employees for the cashless exercise of options. The 80,000 shares of restricted stock were issued in consideration for Mr. Ingriselli rejoining the Company as its President and Chief Executive Officer in May 2018. Mr. Ingriselli subsequently resigned as President and Chief Executive Officer on September 27, 2018 and the shares of restricted stock fully vested on October 1, 2018 pursuant to a separation agreement entered into with him.

Also, restricted stock awards were granted to Messrs. Frank C. Ingriselli (then President) and Clark R. Moore (Executive Vice President, General Counsel and Secretary) of 60,000 and 50,000 shares, respectively, under the Company’s Amended and Restated 2012 Equity Incentive Plan during the year ended December 31, 2018. The restricted stock awards vest as follows: 100% on the six-month anniversary of the grant date. These shares have a total fair value of $164,000 based on the market price on the issuance date. Upon Mr. Ingriselli’s resignation, noted above, the 60,000 shares of restricted stock fully vested on October 1, 2018 pursuant to a separation agreement entered into with him.

On September 27, 2018, the Company granted 20,000 shares of restricted Company common stock under the Amended and Restated 2012 Equity Incentive Plan to Mr. John Scelfo and Mr. H. Douglas Evans (who was appointed to the Board of Directors on the same date), each non-employee directors, which shares vest on July 12, 2019 and September 27, 2019, respectively, in each case subject to the recipient of the shares being a member of the Company’s Board of Directors on such vesting date, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into by and between the Company and each recipient.

In addition, on September 27, 2018, the Company granted options to purchase 120,000 shares of common stock to Mr. Scelfo and options to purchase 100,000 shares of common stock to Mr. Evans, which options have an exercise price of $2.19 per share, expire in five (5) years from the date of grant and vest on July 12, 2019 and September 27, 2019, respectively, in each case subject to the recipient of the shares being a member of the Company’s Board of Directors on such vesting date, and subject to the terms and conditions of a Stock Option Agreement entered into by and between the Company and each recipient.

The restricted stock and options were issued and granted in consideration for Mr. Scelfo and Mr. Evans serving as independent non-employee directors of the Company.

On December 12, 2018, the Company issued, after approval by the Board of Directors and in connection with the Company’s annual compensation review and new hire equity award grants, an aggregate of 624,000 shares of restricted Company common stock under the Company’s Amended and Restated 2012 Equity Incentive Plan, in consideration for services rendered, and to be rendered, by various officers and employees of the Company. Included as part of the issuances was the issuance of:

(a) 30,000 shares to Mr. Paul Pinkston, the Company’s then recently appointed Chief Accounting Officer, pursuant to terms of his offer letter, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 3, 2018, 50% of which shares vest on Mr. Pinkston’s one (1) year anniversary of his employment commencement date (December 1, 2019), and 50% of which shares vest on Mr. Pinkston’s two (2) year anniversary of his employment commencement date (December 1, 2020), subject to Mr. Pinkston’s continued service with the Company and the terms of a Restricted Shares Grant Agreement entered into between the Company and Mr. Pinkston;

(b) 20,000 shares to Mr. Gregory Overholtzer, the then Chief Financial Officer of the Company, which shares vest at the rate of (i) 1/3 of the shares on the one (1) year anniversary of the December 12, 2018 grant date (the “Grant Date”); (ii) 1/3 on the two (2) year anniversary of the Grant Date; and (iii) 1/3 on the three (3) year anniversary of the Grant Date (collectively, the “Three Year Vesting Terms”), subject to Mr. Overholtzer’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mr. Overholtzer;

(c) 300,000 shares to Dr. Simon G. Kukes, the Chief Executive Officer of the Company, all of which are subject to the Three Year Vesting Terms, subject to Dr. Kukes’ continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Dr. Kukes;

(d) 3,000 shares to Dr. Simon G. Kukes’ wife, who serves as an employee of the Company, all of which are subject to the Three Year Vesting Terms, subject to Mrs. Kukes’ continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mrs. Kukes;

(e) 112,000 shares to Mr. J. Douglas Schick, the President of the Company, all of which are subject to the Three Year Vesting Terms, subject to Mr. Schick’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mr. Schick;

(f) 51,000 shares to Mr. Clark R. Moore, the Executive Vice President, General Counsel and Secretary of the Company, all of which are subject to the Three Year Vesting Terms, subject to Mr. Moore’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mr. Moore; and

(g) 108,000 shares to other employees of the Company, all of which are subject to the Three Year Vesting Terms, subject to such recipient’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and each such recipient.

Compensation of Directors

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($) (2) (3) (4)	All Other Compensation ($)	Total ($)
John J. Scelfo	$-	$248,329	$-	$248,329
Ivar Siem	$-	$-	$-	$-
H. Douglas Evans	$-	$201,141	$-	$201,141
Elizabeth P. Smith (1)	$10,000	$46,320	$-	$56,320
David Z. Steinberg (5)	$10,000	$46,320	$-	$56,320
Adam McAfee (1)	$10,000	$46,320	$-	$56,320

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the period presented. Ms. Smith, Mr. Steinberg and Mr. McAfee were paid quarterly cash compensation in the amount of $5,000 each quarter prior to their resignation from the Board effective September 27, 2018, and thereafter no directors have received any cash compensation for their service on the Board or its committees. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1)	Resigned as a director effective September 27, 2018.
(2)
Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the restricted stock grants, refer to “Part II” - “Item 8. Financial Statements and Supplementary Data” - “Note 11 – Stockholders’ Equity – Common Stock” of the 2018 annual report. These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards.

(3)
Mr. Scelfo and Mr. Evans received grants of 120,000 and 100,000 options to purchase shares of our common stock at a fair value of $227,689 and $189,741, respectively, on September 27, 2018. Mr. Scelfo and Mr. Evans also received grants of 20,000 shares of restricted stock on September 27, 2018, each with an aggregate grant date fair value of $43,800, which will vest in full on July 12, 2019 and September 27, 2019, respectively. For the year ended December 31, 2018, there was compensation of $20,640 and $11,400, respectively, related to these grants.

(4)
Ms. Smith, Mr. Steinberg and Mr. McAfee each received a grant of 150,000 shares of restricted stock on December 28, 2017, each with an aggregate grant date fair value of approximately $46,320, which vested in full in 2018.

(5)	Resigned as a director effective July 11, 2018.

Our board previously adopted a compensation program, as amended, that, effective for periods after 2012, provides each of our directors in good standing who are not employees or paid consultants of the Company with compensation consisting of (a) a quarterly cash payment of $5,000, and (b) an annual equity award consisting of shares of restricted stock valued at $60,000, vesting on the date that is one year following the director’s anniversary date on the board; provided, however, for fiscal year 2017, the board reduced the annual equity award component of the board compensation program from shares of restricted stock valued at $60,000 vesting on the date that is one year following the director’s anniversary date on the board, instead to an annual equity award consisting of 150,000 shares of restricted stock, vesting on the date that is one year following the director’s anniversary date on the board. Effective September 27, 2018, the Board no longer has a formal compensation program; provided that the Board of Directors and/or the Compensation Committee may authorize compensation (including, but not limited to cash, options and restricted stock) to the members of the Board of Directors from time to time in their discretion.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2018, with respect to our compensation plans under which common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)
Equity compensation plans approved by shareholders (1)	799,564	$3.18	2,705,620(2)
Equity compensation plans not approved by shareholders (3)	1,307,354	$6.25	-
Total	2,106,918	$5.09	2,705,620

(1)
Consists of (i) options to purchase 31,016 shares of common stock issued and outstanding under the Pacific Energy Development Corp. 2012 Amended and Restated Equity Incentive Plan, (ii) options to purchase 298 shares of common stock issued and outstanding under the Blast Energy Services, Inc. 2009 Incentive Plan, and (iii) options to purchase 768,250 shares of common stock issued and outstanding under the PEDEVCO Corp. 2012 Amended and Restated Equity Incentive Plan.

(2)	Consists of 2,705,620 shares of common stock reserved and available for issuance under the PEDEVCO Corp. 2012 Amended and Restated Equity Incentive Plan.

(3)
Consists of (i) options to purchase 90,668 shares of common stock granted by Pacific Energy Development Corp. to employees and consultants of the company in October 2011 and June 2012, and (ii) warrants to purchase 1,216,685 shares of common stock granted by PEDEVCO Corp. to placement agents, lenders, investors and consultants between March 2013 and May 2016.

Equity Compensation Plan Information

2012 Plan

General. On June 26, 2012, our board of directors adopted the Blast Energy Services, Inc. 2012 Equity Incentive Plan, which was approved by our stockholders on July 30, 2012 and subsequently renamed to the PEDEVCO Corp. 2012 Equity Incentive Plan in connection with our name change from Blast Energy Services, Inc. to PEDEVCO Corp. The 2012 Equity Incentive Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2012 Equity Incentive Plan relating to adjustments upon changes in our common stock, an aggregate of 200,000 shares of common stock were reserved for issuance under the 2012 Equity Incentive Plan. On April 23, 2014, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 500,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on June 27, 2014. On July 27, 2015, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 300,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on October 7, 2015. On October 21, 2016, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 500,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on December 28, 2016. On November 6, 2017, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 1,500,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on December 28, 2017. On August 10, 2018, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 3,000,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on September 27, 2018. Pursuant to proposal 2, beginning on page 41, we are seeking stockholder approval at the annual meeting to increase by 2 million shares, the number of awards available for issuance under the 2012 Plan.

We refer to the 2012 Amended and Restated Incentive Plan as the 2012 Plan.

 Purpose. Our board of directors adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

Administration. Unless it delegates administration to a committee, our board of directors administers the 2012 Plan. Subject to the provisions of the 2012 Plan, our board of directors has the power to construe and interpret the 2012 Plan, and to determine: (a) the fair value of common stock subject to awards issued under the 2012 Plan; (b) the persons to whom and the dates on which awards will be granted; (c) what types or combinations of types of awards will be granted; (d) the number of shares of common stock to be subject to each award; (e) the time or times during the term of each award within which all or a portion of such award may be exercised; (f) the exercise price or purchase price of each award; and (g) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Eligibility. Incentive stock options may be granted under the 2012 Plan only to employees of us and our affiliates. Employees, directors and consultants of us and our affiliates are eligible to receive all other types of awards under the 2012 Plan.

Terms of Options and SARs. The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant.

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our board of directors. Our board of directors has the power to accelerate the time as of which an option may vest or be exercised. The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases, the maximum term is five years. Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service, subject to certain exceptions.

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit. Our board of directors may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards. Our board of directors may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board of directors. In the event a recipient’s employment or service with us terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to us in accordance with such restricted stock agreement.

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board of directors shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions. If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in our capital structure), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards. In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events. In the event of (a) a liquidation or dissolution of the Company; (b) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (c) a sale of all or substantially all of the assets of the Company; or (d) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination. Our board of directors may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board of directors, i.e., in June 2022.

Our board of directors may also amend the 2012 Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our board of directors may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

As of the Record Date, options to purchase 754,000 shares of common stock 3,360,130 shares of restricted stock have been issued under the 2012 Plan, with 1,885,870 shares of common stock remaining available for issuance under the 2012 Plan. The options have a weighted average exercise price of $2.68 per share, and have expiration dates ranging from 2020 to 2023.

2012 Pacific Energy Development (Pre-Merger) Plan

On February 9, 2012, prior to the Pacific Energy Development merger, Pacific Energy Development adopted the Pacific Energy Development 2012 Equity Incentive Plan, which we refer to as the 2012 Pre-Merger Plan. We assumed the obligations of the 2012 Pre-Merger Plan pursuant to the Pacific Energy Development merger, though the 2012 Pre-Merger Plan has been superseded by the 2012 Plan (described above).

The 2012 Pre-Merger Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2012 Pre-Merger Plan relating to adjustments upon changes in our common stock, an aggregate of 100,000 shares of common stock have been reserved for issuance under the 2012 Pre-Merger Plan.

The board of directors of Pacific Energy Development adopted the 2012 Pre-Merger Plan to provide a means by which its employees, directors and consultants may be given an opportunity to benefit from increases in the value of its common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant. Options granted under the 2012 Pre-Merger Plan may be exercisable in cumulative increments, or “vest,” as determined by the board of directors of Pacific Energy Development at the time of grant.

Shares of restricted stock could be issued under the 2012 Pre-Merger Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in the sole discretion of the Pacific Energy Development board of directors. Shares of restricted stock acquired under a restricted stock purchase or grant agreement could, but need not, be subject to forfeiture or other restrictions that will lapse in accordance with a vesting schedule determined by the board of directors of Pacific Energy Development at the time of grant. In the event a recipient’s employment or service with the Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to the Company in accordance with such restricted stock agreement.

Appropriate adjustments may be made to outstanding awards in the event of changes in our outstanding shares of common stock, whether through reorganization, stock dividend or stock split, or other specified change in capital structure of the Company. In the event of liquidation, merger or consolidation, sale of all or substantially all of the assets of the Company, or other change in control, any surviving or acquiring corporation may assume awards outstanding under the 2012 Pre-Merger Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

As of the Record Date, 31,016 options and 55,168 shares of restricted stock remain outstanding under the 2012 Pre-Merger Plan. These options have a weighted average exercise price of $4.92 per share, and have expiration dates ranging from February 8, 2022 to June 18, 2022.

2009 Stock Incentive Plan

Effective July 30, 2012, our 2009 Stock Incentive Plan, which we refer to as the 2009 Plan was replaced by the 2012 Plan. The 2009 Plan was intended to secure for us the benefits arising from ownership of our common stock by the employees, officers, directors and consultants of the Company. The 2009 Plan was designed to help attract and retain for the Company and its affiliates personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services and to motivate such individuals through added incentives to further contribute to the success of the Company and its affiliates.

Pursuant to the 2009 Plan, our board of directors (or a committee thereof) had the ability to award grants of incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the 2009 Plan to our employees, officers, directors and consultants. The number of securities issuable pursuant to the 2009 Plan was initially 1,482, provided that the number of shares available for issuance under the 2009 Plan would be increased on the first day of each fiscal year beginning with our 2011 fiscal year, in an amount equal to the greater of (a) 596 shares; or (b) three percent (3%) of the number of issued and outstanding shares of the Company on the first day of such fiscal year. The 2009 Plan was to expire in April 2019.

As of the Record Date, 298 options remain outstanding under the 2009 Plan. These options have an exercise price of $302.40 per share, and have an expiration date of February 2, 2021.

2003 Stock Option Plan

Effective April 1, 2009, our 2003 Stock Option Plan was replaced by the 2009 Plan. The number of securities originally grantable pursuant to the 2003 Stock Option Plan were 2,381. Any options granted pursuant to the 2003 Stock Option Plan remain in effect until they otherwise expire or are terminated according to their terms. As of the Record Date, no options remain outstanding under the 2003 Plan.

2017 Say on Pay Vote

At the annual meeting of our stockowners held on December 28, 2017, stockholders holding 24.2% of the total shares eligible to be voted at the annual meeting, 59.7% of the shares voted at the annual meeting and 62.4% of the total votes cast on the proposal, voted in favor of our named executive officers’ 2017 compensation. The board of directors and the Compensation Committee considered these favorable results and did not make significant changes to our executive compensation program because it believes this advisory stockholder vote indicates strong support for our current compensation policies. Stockholders will be asked to vote on execution compensation again at our 2020 annual meeting of stockholders.

Agreements with Current Named Executive Officers

Dr. Simon Kukes. Dr. Kukes has agreed to receive an annual salary of $1 as his compensation for serving as Chief Executive Officer of the Company and as a member of the Board of Directors (provided that the Company has not yet paid Dr. Kukes any compensation) and to not charge the Company for any personal business expenses he incurs in connection with such positions. We do not currently have a formal written agreement in place with Dr. Kukes though.

J. Douglas Schick. On August 1, 2018, in connection with his appointment as President of the Company, we entered into an offer letter with J. Douglas Schick (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Schick agreed to serve as President of the Company on an at-will basis; the Company agreed to pay Mr. Schick $20,833 per month and that Mr. Schick is eligible for an annual bonus in the discretion of the Company totaling up to 40% of his then current salary and may also receive grants of restricted stock and options in the Board of Directors’ sole discretion. Mr. Schick’s employment may be terminated by him or the Company with 30 days prior written notice. In the event Mr. Schick’s employment with the Company is terminated by the Company without “Cause,” the Company will (a) pay Mr. Schick an amount equal to twelve (12) months of his then-current annual base salary, and (b) immediately accelerate by twelve (12) months the vesting of all outstanding Company restricted stock and options exercisable for Company capital stock held by Mr. Schick. For purposes of the Offer Letter, “Cause” means Mr. Schick’s (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of the Company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of the Company and which has, or could reasonably be deemed to result in, a material adverse effect upon the Company; (4) illegal use or distribution of drugs; (5) willful material violation of any policy or code of conduct of the Company; or (6) material breach of any provision of the Offer Letter or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of the Company or any of its affiliates, all as reasonably determined in good faith by the Board of Directors of the Company. However, an event that is or would constitute “Cause” shall cease to be “Cause” if he reverses the action or cures the default that constitutes “Cause” within 10 days after the Company notifies him in writing that Cause exists.

The Offer Letter contains standard confidentiality provisions; a standard non-compete restriction prohibiting Mr. Schick from competing against the Company during the term of his employment and for one year thereafter in connection with any directly competitive enterprise, commercial venture, or project involving petroleum exploration, development, or production activities in the same geographic areas as the Company’s activities or doing business with the Company during the six-month period before the termination of his employment, with certain exceptions; and a non-solicitation provision prohibiting him from inducing or attempting to induce any employee of the company from leaving their employment with the Company and/or attempting to induce any consultant, service provider, customer or business relation of the Company from terminating their relationship with the Company during the term of his employment and for one year thereafter.

 Clark R. Moore. Pacific Energy Development, our wholly-owned subsidiary, has entered into an employment agreement, dated June 10, 2011, as amended January 11, 2013, with Clark R. Moore, its Executive Vice President, Secretary and General Counsel (the “Moore Employment Agreement”), pursuant to which, effective June 1, 2011, Mr. Moore has been employed by Pacific Energy Development, with a current annual base salary of $250,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the board of directors in its discretion. In addition, Mr. Moore’s employment agreement includes, among other things, severance payment provisions that would require the Company to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Moore in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months in connection with a “Change of Control”), as such terms are defined in the employment agreement. The employment agreement also prohibits Mr. Moore from engaging in competitive activities during and following termination of his employment that would result in disclosure of our confidential information, but does not contain a general restriction on engaging in competitive activities.

For purposes of the Moore Employment Agreement, the term “Cause” means his (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of our company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of our company and which has, or could reasonably be deemed to result in, a Material Adverse Effect upon our company; (4) illegal use or distribution of drugs; (5) material violation of any policy or code of conduct of our company; or (6) material breach of any provision of the employment agreement or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of our company or any of its affiliates, all as reasonably determined in good faith by the board of directors of our company. However, an event that is or would constitute “Cause” shall cease to be “Cause” if he reverses the action or cures the default that constitutes “Cause” within 10 days after our company notifies him in writing that Cause exists. No act or failure to act on Mr. Moore’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that such action or omission was in the best interests of our company. Any act or failure to act that is based on authority given pursuant to a resolution duly passed by the board of directors, or the advice of counsel to our company, shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company.

For purposes of the Moore Employment Agreement, “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of our company or its subsidiaries, taken as a whole.

For purposes of the Moore Employment Agreement, “Good Reason” means the occurrence of any of the following without his written consent: (a) the assignment to him of duties substantially inconsistent with this employment agreement or a material adverse change in his titles or authority; (b) any failure by our company to comply with the compensation provisions of the agreement in any material way; (c) any material breach of the employment agreement by our company; or (d) the relocation of him by more than fifty (50) miles from the location of our company’s office located in Danville, California. However, an event that is or would constitute “Good Reason” shall cease to be “Good Reason” if: (i) he does not terminate employment within 45 days after the event occurs; (ii) before he terminates employment, we reverse the action or cure the default that constitutes “Good Reason” within 10 days after he notifies us in writing that Good Reason exists; or (iii) he was a primary instigator of the “Good Reason” event and the circumstances make it inappropriate for him to receive “Good Reason” termination benefits under the employment agreement (e.g., he agrees temporarily to relinquish his position on the occurrence of a merger transaction he assists in negotiating).

For purposes of the Moore Employment Agreement, “Change of Control” means: (i) a merger, consolidation or sale of capital stock by existing holders of capital stock of our company that results in more than 50% of the combined voting power of the then outstanding capital stock of our company or its successor changing ownership; (ii) the sale, or exclusive license, of all or substantially all of our company’s assets; or (iii) the individuals constituting our company’s board of directors as of the date of the employment agreement (the “Incumbent Board of Directors”) cease for any reason to constitute at least 1/2 of the members of the board of directors; provided, however, that if the election, or nomination for election by our stockholders, of any new director was approved by a vote of the Incumbent Board of Directors, such new director shall be considered a member of the Incumbent Board of Directors. Notwithstanding the foregoing and for purposes of clarity, a transaction shall not constitute a Change in Control if: (w) its sole purpose is to change the state of our company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our company’s securities immediately before such transaction; or (y) it is a transaction effected primarily for the purpose of financing our company with cash (as determined by the board of directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

Paul A. Pinkston. On December 1, 2018, the Company appointed Mr. Pinkston as the Chief Accounting Officer of the Company and Mr. Pinkston commenced employment with the Company pursuant to the terms of an Offer Letter, dated October 16, 2018, and effective December 1, 2018, entered into by and between the Company and Mr. Pinkston (the “Pinkston Offer Letter”). Also effective on December 1, 2018, Mr. Pinkston commenced serving as the Company’s Principal Financial and Accounting Officer of the Company.

Pursuant to the Pinkston Offer Letter, Mr. Pinkston agreed to serve as Chief Accounting Officer of the Company on an at-will basis, the Company agreed to pay Mr. Pinkston $11,666.67 per month, Mr. Pinkston is eligible for an annual bonus in the discretion of the Board of Directors of the Company totaling up to 30% of his then current salary, Mr. Pinkston may also receive grants of restricted stock and options in the Board of Directors’ sole discretion, and Mr. Pinkston’s employment may be terminated by him or the Company with 30 days prior written notice. In addition, Mr. Pinkston was granted 30,000 shares of the Company’s common stock under the Company’s employee equity incentive plan, 50% of which shares vest on Mr. Pinkston’s one (1) year anniversary of his employment commencement date, and 50% of which shares vest on Mr. Pinkston’s two (2) year anniversary of his employment commencement date, subject to Mr. Pinkston’s continued service with the Company and the terms of a Board-approved restricted stock purchase agreement entered into between Mr. Pinkston and the Company.

The Pinkston Offer Letter contains standard confidentiality provisions and a standard a non-solicitation provision prohibiting him from inducing or attempting to induce any employee of the Company from leaving their employment with the Company and/or attempting to induce any consultant, service provider, customer or business relation of the Company from terminating their relationship with the Company during the term of his employment and for one year thereafter.

Agreements with Former Named Executive Officers

Frank C. Ingriselli. Mr. Frank C. Ingriselli entered into an Employment Agreement with Pacific Energy Development, our wholly-owned subsidiary on May 10, 2018 (the “Ingriselli Employment Agreement”). Pursuant to the Ingriselli Employment Agreement, which had an effective date of June 1, 2018, Mr. Ingriselli served as our President at an annual base salary of $250,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the Board of Directors in its discretion. The Company also agreed to pay Mr. Ingriselli standard benefits as other executive officers of the Company. In addition, the Ingriselli Employment Agreement included certain termination and severance provisions which provided for, among other things, severance payment provisions that would require the Company to make lump sum payments equal to 18 months’ salary and target bonus (payable within thirty days after termination) to Mr. Ingriselli in the event his employment was terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigned for “Good Reason” (36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months in connection with a “Change of Control”), as such terms are defined in the Ingriselli Employment Agreement.

The definitions of “Cause” (including the applicable cure provisions associated therewith), “Material Adverse Effect”, “Good Reason” and “Change of Control” in Mr. Ingriselli’s employment agreement were substantially the same as in Mr. Moore’s employment agreement as discussed above.

In addition, as additional consideration for Mr. Ingriselli rejoining the Company as its President (which position he held until August 2018) and Chief Executive Officer (which position he held until July 2018), on May 10, 2018, the Company granted Mr. Ingriselli 80,000 shares of restricted Company common stock under the Company’s Amended and Restated 2012 Equity Incentive Plan, vesting with respect to 60,000 shares on the six (6) month anniversary of June 1, 2018 and 20,000 of the shares on the nine (9) month anniversary of June 1, 2018, subject to his continued service as an employee of or consultant to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into by and between the Company and Mr. Ingriselli.

In an effort to reduce the general and administrative expenses of the Company, Mr. Ingriselli, the Company’s then-Chairman and former President and Chief Executive Officer, agreed to retire from the Company as an employee, effective September 6, 2018.  Mr. Ingriselli continued as the Non-Executive Chairman of the Company’s Board of Directors until his resignation from the Board on September 27, 2018, and continued to work with the Company in a transitional consulting capacity until October 1, 2018 (the “Ingriselli Transition Period”) through his wholly-owned consulting firm, Global Ventures Investments Inc. (“GVEST”), pursuant to an Agreement dated September 6, 2018, entered into by and between the Company and GVEST (the “Consulting Agreement”).   Pursuant to the Consulting Agreement, through GVEST Mr. Ingriselli agreed to provide the Company with services in the areas of investor relations, public relations, financing strategies, corporate strategies and development of business opportunities through the Ingriselli Transition Period in exchange for the acceleration of vesting of an aggregate of 140,000 shares of restricted common stock previously issued to Mr. Ingriselli by the Company (the “Unvested Ingriselli Shares”), which would have otherwise vested in full on March 1, 2019, subject to Mr. Ingriselli’s continued service to the Company, and would have otherwise been forfeited by Mr. Ingriselli upon his resignation prior to such vesting date.  In addition, the Company and Mr. Ingriselli entered into an Employee Separation and Release dated September 6, 2018 (the “Ingriselli Separation Agreement”), pursuant to which Mr. Ingriselli agreed to (i) waive all severance benefits to which he was entitled under his Executive Employment Agreement dated May 10, 2018 (the “Ingriselli Employment Agreement”), including, but not limited to, waiver of any payments by the Company to Mr. Ingriselli of a lump sum payment equal to up to eighteen (18) months’ salary and 30% bonus, and continued medical benefits for up to three (3) years, in the event of Mr. Ingriselli’s termination under certain circumstances, pursuant to the terms of the Ingriselli Employment Agreement, and (ii) fully-release the Company from all claims, in exchange for the Company agreeing to (x) allow Mr. Ingriselli to transfer the Unvested Ingriselli Shares to GVEST, and (y) pay a lump sum cash payment of $350,000 to Mr. Ingriselli after seven (7) days following the effectiveness of the Separation Agreement, which the Company paid in full.

Michael L. Peterson. The Company and Mr. Peterson (who previously served as the Company’s President and Chief Executive Officer) entered into a customary Employee Separation and Release on May 10, 2018 (the “Separation Agreement”), pursuant to which Mr. Peterson agreed to fully-release the Company from all claims, in exchange for the Company agreeing to make a lump sum payment of $20,000 upon effectiveness of the Separation Agreement. In addition, in order to assist in the transition of his executive duties to Mr. Ingriselli, and to continue to support the Company’s ongoing efforts to restructure its debt prior to its maturity in the second quarter of 2019, Mr. Peterson agreed to continue to work with the Company in a consulting capacity for a period of twelve (12) months commencing June 1, 2018 (the “Consulting Term”, which was renewable thereafter for additional one month terms pursuant to the terms of the agreement) pursuant to an Independent Contractor Agreement dated May 10, 2018 entered into by and between the Company and Mr. Peterson (the “Peterson Consulting Agreement”).   Pursuant to the Peterson Consulting Agreement, Mr. Peterson provided the Company with executive transition, debt restructuring, strategic planning and capital markets support and services through the Consulting Term in exchange for monthly fee of $5,000. The Peterson Consulting Agreement is terminable by the Company at any time for “Cause”, as similarly defined under the Ingriselli Employment Agreement as described above. The Company terminated the Peterson Consulting Agreement effective June 30, 2019.

On September 1, 2011, Pacific Energy Development, our wholly-owned subsidiary, entered into a Consulting Agreement engaging Michael L. Peterson to serve as Executive Vice President of Pacific Energy Development. This Consulting Agreement was superseded by an employment offer letter dated February 1, 2012, which employment offer letter was later amended and restated in full on June 16, 2012 and further amended on April 25, 2016 in connection with his promotion to the office of Chief Executive Officer of the Company. Pursuant to Mr. Peterson’s employment offer letter, Mr. Peterson served the Chief Executive Officer and President of the Company (positions he held until May 31, 2018) at an annual base salary of $300,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the board of directors in its discretion. Mr. Peterson’s employment offer letter was terminated on May 31, 2018.

Gregory Overholtzer. Mr. Overholtzer served as the Chief Financial Officer of the Company from May 2016 to December 31, 2018, and formerly as the Company’s Corporate Controller from January 2012 to May 2016, and as the Company’s Vice President, Finance and Corporate Controller from June 2012 to May 2016.  Effective May 1, 2016, in connection with Mr. Overholtzer’s appointment as Chief Financial Officer of the Company, the Company entered into an Amendment No. 1 to Employment Agreement on April 25, 2016 with Mr. Overholtzer (the “Amended Overholtzer Employment Agreement”), which amended that certain Employment Letter Agreement dated June 16, 2012, entered into by and between the Company as successor-in-interest to Pacific Energy Development Corp. and Mr. Overholtzer in connection with his original employment with the Company, and provided that the Company may terminate Mr. Overholtzer’ s employment for any reason with thirty (30) days prior written notice (the “Overholtzer Employment Agreement”). Mr. Overholtzer had an annual base salary of $190,000, and was eligible for a discretionary cash performance bonus each year of up to 30% of his then-current annual base salary.

In connection with the Company’s consolidation of accounting operations to its new Houston, Texas headquarters, on December 31, 2018, the Company and Mr. Overholtzer entered into a Separation and General Release Agreement (the “Overholtzer Separation Agreement”) pursuant to which, effective December 31, 2018 (the “Overholtzer Separation Date”), Mr. Overholtzer and the Company mutually agreed to discontinue Mr. Overholtzer’s employment with the Company and Mr. Overholtzer resigned from all positions held with the Company and its subsidiaries. Mr. Overholtzer continued to work with the Company in a transitional consulting capacity until April 7, 2019 (the “Transition Period”) pursuant to a Consulting Agreement entered into by and between the Company and Mr. Overholtzer on January 1, 2019 (the “Overholtzer Consulting Agreement”).   Pursuant to the Overholtzer Consulting Agreement, Mr. Overholtzer agreed to provide accounting and financial reporting services and support to the Company for an average of up to six (6) hours per week during the Overholtzer Transition Period in exchange for cash compensation of $15,000 per month and continued COBRA insurance coverage for Mr. Overholtzer and his dependents paid for by the Company during the Overholtzer Transition Period. Upon the successful conclusion of the Overholtzer Transition Period, (i) the Company agreed to accelerate the vesting of an aggregate of 20,000 shares of restricted common stock previously issued to Mr. Overholtzer by the Company (the “Unvested Overholtzer Shares”), which would have otherwise vested ratably over three years through December 12, 2021, subject to Mr. Overholtzer’s continued service to the Company, and which would have otherwise been forfeited by Mr. Overholtzer upon his separation from the Company prior to such vesting date, (ii) the Company agreed to accelerate the vesting of options to purchase an aggregate of 30,000 shares of the Company’s common stock at an exercise price of $0.3088 per share previously issued to Mr. Overholtzer by the Company (the “Unvested Overholtzer Options”), which would have otherwise vested in full on June 28, 2019, subject to Mr. Overholtzer’s continued service to the Company, and which would have otherwise been forfeited by Mr. Overholtzer upon his separation from the Company prior to such vesting date, and (iii) the Company agreed to extend the exercise period for all of Mr. Overholtzer’s options for a period of three (3) years following the Overholtzer Separation Date (regardless of their original terms).  In addition, pursuant to the Overholtzer Separation Agreement, Mr. Overholtzer agreed to fully-release the Company from all claims in exchange for the Company agreeing to pay a lump sum cash payment of $15,833.33 to Mr. Overholtzer following the effectiveness of the Overholtzer Separation Agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as discussed below, referenced below, or otherwise disclosed above under “Executive Compensation” and “Agreements with Current Named Executive Officers”, beginning on pages 16 and 25, respectively, there have been no transactions since January 1, 2016, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds $120,000, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Related Transactions

On September 20, 2018, SK Energy LLC (“SK Energy”), a company wholly-owned by our Chief Executive Officer and director, Dr. Simon Kukes, entered into an agreement with American Resources Inc. (“American”), whose principals are Ivar Siem, a member of the Board of Directors of the Company, and J. Douglas Schick, the President of the Company. Pursuant to the agreement, American agreed to assist Dr. Kukes with his investments in the Company and SK Energy agreed to pay American 25% of the profit realized by SK Energy, if any, following the sale or disposal of the securities of the Company which SK Energy holds and may acquire in the future (prior to such sale/disposition). The profit is to be calculated based on (x) the amount of consideration received by SK Energy in connection with the sale of such securities, minus (y) the consideration paid by SK Energy for the securities, increased by 10% each year that such securities are held. The agreement has a term of four years, but can be terminated at any time by SK Energy with written notice to American.

SK Energy Note and Related Transactions

On June 26, 2018, the Company borrowed $7.7 million from SK Energy, which amount was evidenced by a Promissory Note dated June 25, 2018, in the amount of $7.7 million (the “SK Energy Note”). SK Energy is 100% owned and controlled by Dr. Simon Kukes, our Chief Executive Officer and director. The SK Energy Note accrues interest monthly at 8% per annum, payable quarterly (beginning October 15, 2018), in either cash or shares of common stock (at the option of the Company), or with the consent of SK Energy, such interest may be accrued and capitalized. If interest on the SK Energy Note is paid in common stock, SK Energy will be due that number of shares of common stock as equals the amount due divided by the average of the closing sales prices of the Company’s common stock for the ten trading days immediately preceding the last day of the calendar quarter prior to the applicable payment date, rounded up to the nearest whole share of common stock (the “Interest Shares”). The SK Energy Note is due and payable on June 25, 2021, but may be prepaid at any time, without penalty. Other than in connection with the Interest Shares. The SK Energy Note contains standard and customary events of default and upon the occurrence of an event of default, the amount owed under the SK Energy Note accrues interest at 10% per annum. As additional consideration for SK Energy agreeing to the terms of the SK Energy Note, the Company issued SK Energy 600,000 shares of common stock (the “Loan Shares”).

As part of the same transaction and as a required condition to closing the sale of the SK Energy Note, SK Energy entered into a Stock Purchase Agreement with Golden Globe Energy (US), LLC (“GGE”), the then holder of our outstanding 66,625 shares of Series A Convertible Preferred Stock (convertible pursuant to their terms into 6,662,500 shares of the Company’s common stock – 47.6% of the Company’s then outstanding shares post-conversion), pursuant to which on June 25, 2018, SK Energy purchased, for $100,000, all of the Series A Convertible Preferred Stock).

Series A Convertible Preferred Stock Amendment and Conversion

In connection with the Stock Purchase Agreement, and immediately following the closing of the acquisition described in the Stock Purchase Agreement (discussed above), the Company and SK Energy, as the then holder of all of the then outstanding shares of Series A Convertible Preferred Stock, agreed to the filing of an Amendment to the Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock (the “Preferred Amendment”), which amended the designation of our Series A Convertible Preferred Stock (the “Designation”) to remove the beneficial ownership restriction contained therein, which prevented any holder of Series A Convertible Preferred Stock from converting such Series A Convertible Preferred Stock into shares of common stock of the Company if such conversion would result in the holder thereof holding more than 9.9% of the Company’s then outstanding common stock. The Company filed the Preferred Amendment with the Secretary of State of Texas on June 26, 2018.

On July 3, 2018, SK Energy converted all of the Series A Convertible Preferred Stock shares it acquired pursuant to the Stock Purchase Agreement with GGE, pursuant to their terms, into 6,662,500 shares of the Company’s common stock, representing 45.3% of the Company’s then outstanding common stock, and resulting in approximately 14,717,119 shares of the Company’s common stock being issued and outstanding. The issuance was deemed a change of control under applicable NYSE American rules and regulations, provided that such issuance was previously approved at the 2015 annual meeting of shareholders of the Company held on October 7, 2015. The conversion transaction constituted a change in control of the Company under applicable NYSE American rules and regulations. The shares of common stock issued upon conversion of the Series A Convertible Preferred Stock, together with the Loan Shares (issued to SK Energy on June 26, 2018) totaled 49.9% of our then outstanding shares of common stock, which shares are beneficially owned by SK Energy and Dr. Kukes.

Convertible Note Sales

On August 1, 2018, we raised $23,600,000 through the sale of $23,600,000 in Convertible Promissory Notes (the “Convertible Notes”). A total of $22,000,000 in Convertible Notes was purchased by SK Energy; $200,000 in Convertible Notes was purchased by an executive officer of SK Energy; $500,000 in Convertible Notes was purchased by a trust affiliated with John J. Scelfo, a director of the Company; $500,000 in Convertible Notes was purchased by an entity affiliated with Ivar Siem, our director, and J. Douglas Schick, who was appointed as the President of the Company on August 1, 2018; $200,000 in Convertible Notes was purchased by H. Douglas Evans, who was appointed as a member of the Board of Directors on September 27, 2018; and $200,000 in Convertible Notes were purchased by an unaffiliated party.

The Convertible Notes accrue interest monthly at 8.5% per annum, which interest is payable on the maturity date unless otherwise converted into our common stock as described below.

The Convertible Notes and all accrued interest thereon are convertible into shares of our common stock, from time to time after August 29, 2018, at the option of the holders thereof, at a conversion price equal to the greater of (x) $0.10 above the greater of the book value of the Company’s common stock and the closing sales price of the Company’s common stock on the date the Convertible Notes were entered into (the “Book/Market Price”) (which was $2.13 per share); (y) $1.63 per share; and (z) the VWAP Price, defined as the volume weighted average price (calculated by aggregate trading value on each trading day) of the Company’s common stock for the 20 trading days ending August 29, 2018, which price was $2.08 per share, and which conversion price is therefore $2.13 per share.

The conversion of the SK Energy Convertible Note is subject to a 49.9% conversion limitation (for so long as SK Energy or any of its affiliates holds such note), which prevents the conversion of any portion thereof into common stock of the Company if such conversion would result in SK Energy beneficially owning (as such term is defined in the Exchange Act)(“Beneficially Owning”) more than 49.9% of the Company’s outstanding shares of common stock.

The conversion of the other Convertible Notes is subject to a 4.99% conversion limitation, at any time such note is Beneficially Owned by any party other than (i) SK Energy or any of its affiliates (which is subject to the separate conversion limitation described above); (ii) any officer of the Company; (iii) any director of the Company; or (iv) any person which at the time of first obtaining Beneficial Ownership of the Convertible Note beneficially owns more than 9.99% of the Company’s outstanding common stock or voting stock (collectively (ii) through (iv), “Borrower Affiliates”). The Convertible Notes are not subject to a conversion limitation at any time they are owned or held by Borrower Affiliates.

The Convertible Notes are due and payable on August 1, 2021, but may be prepaid at any time, without penalty. The Convertible Notes contain standard and customary events of default and upon the occurrence of an event of default, the amount owed under the Convertible Notes accrues interest at 10% per annum.

The terms of the Convertible Notes may be amended or waived and such amendment or waiver shall be applicable to all of the Convertible Notes with the written consent of Convertible Note holders holding at least a majority in interest of the then aggregate dollar value of Convertible Notes outstanding.

Additional Convertible Note Sales

On October 25, 2018, the Company borrowed an additional $7.0 million from SK Energy, through the issuance of a convertible promissory note in the amount of $7.0 million (the “October 2018 Convertible Note”). The October 2018 Convertible Note accrues interest monthly at 8.5% per annum, which is payable on the maturity date, unless otherwise converted into shares of the Company’s common stock as described below. The October 2018 Convertible Note and all accrued interest thereon are convertible into shares of the Company’s common stock, at the option of the holder thereof, at a conversion price equal to $1.79 per share. Further, the conversion of the October 2018 Convertible Note is subject to a 49.9% conversion limitation which prevents the conversion of any portion thereof into common stock of the Company if such conversion would result in SK Energy or any of its affiliates beneficially owning more than 49.9% of the Company’s outstanding shares of common stock. The October 2018 Convertible Note is due and payable on October 25, 2021 but may be prepaid at any time without penalty.

Also on October 25, 2018, the Company and SK Energy agreed to convert an aggregate of $164,000 of interest accrued under the SK Energy Note from its effective date through September 30, 2018 into 75,118 shares of the Company’s common stock, based on a conversion price equal to $2.18 per share, pursuant to the conversion terms of the SK Energy Note.

January 2019 SK Energy Convertible Note

On January 11, 2019, the Company borrowed an additional $15.0 million from SK Energy, through the issuance of a convertible promissory note in the amount of $15.0 million (the “January 2019 Convertible Note”). The January 2019 Convertible Note accrues interest monthly at 8.5% per annum, which is payable on the maturity date, unless otherwise converted into shares of the Company’s common stock as described below. The January 2019 Convertible Note and all accrued interest thereon are convertible into shares of the Company’s common stock, at the option of the holder thereof, at a conversion price equal to $1.50 per share. Further, the conversion of the January 2019 Convertible Note is subject to a 49.9% conversion limitation which prevents the conversion of any portion thereof into common stock of the Company if such conversion would result in SK Energy or any of its affiliates beneficially owning more than 49.9% of the Company’s outstanding shares of common stock. The January 2019 Convertible Note Convertible Note is due and payable on January 11, 2022, but may be prepaid at any time without penalty.

Convertible Notes Amendment and Conversion

On February 15, 2019, the Company and SK Energy agreed to amend the Convertible Notes and October 2018 Convertible Note, as well as the January 2019 Convertible Note, whereby each of the notes were amended to remove the conversion limitation that previously prevented SK Energy from converting any portion of the notes into common stock of the Company if such conversion would have resulted in SK Energy beneficially owning more than 49.9% of the Company’s outstanding shares of common stock.

Immediately following the entry into the Amendment, on February 15, 2019, SK Energy elected to convert (i) all $15,000,000 of the outstanding principal and all $125,729 of accrued interest under the January 2019 Note into common stock of the Company at a conversion price of $1.50 per share as set forth in the January 2019 Note into 10,083,819 shares of restricted common stock of the Company, and (ii) all $7,000,000 of the outstanding principal and all $186,776 of accrued interest under the October 2018 Note into common stock of the Company at a conversion price of $1.79 per share as set forth in the October 2018 Note into 4,014,959 shares of restricted common stock of the Company, which shares in aggregate represented approximately 47.1% of the Company’s then 29,907,223 shares of issued and outstanding Company common stock after giving effect to the conversions.

SK Energy Note Amendment; Note Purchases and Conversion

On March 1, 2019, the Company and SK Energy entered into a First SK Energy Note Amendment to Promissory Note (the “SK Energy Note Amendment”) which amended the $7.7 million principal amount SK Energy Note, to provide SK Energy the right, at any time, at its option, to convert the principal and interest owed under such SK Energy Note, into shares of the Company’s common stock, at a conversion price of $2.13 per share. The SK Energy Note previously only included a conversion feature whereby the Company had the option to pay quarterly interest payments on the SK Energy Note in shares of Company common stock instead of cash, at a conversion price per share calculated based on the average closing sales price of the Company’s common stock on the NYSE American for the ten trading days immediately preceding the last day of the calendar quarter immediately prior to the quarterly payment date.

In addition, on March 1, 2019, the holders of $1,500,000 in aggregate principal amount of Convertible Promissory Notes issued by the Company on August 1, 2018 (the “August 2018 Notes”) sold their August 2018 Notes at face value plus accrued and unpaid interest through March 1, 2019 to SK Energy (the “August 2018 Note Sale”). Holders which sold their August 2018 Notes pursuant to the August 2018 Note Sale to SK Energy include an executive officer of SK Energy ($200,000 in principal amount of August 2018 Notes); a trust affiliated with John J. Scelfo, a director of the Company ($500,000 in principal amount of August 2018 Notes); an entity affiliated with Ivar Siem, a director of the Company, and J. Douglas Schick the President of the Company ($500,000 in principal amount of August 2018 Notes); and Harold Douglas Evans, a director of the Company ($200,000 in principal amount of August 2018 Notes).

Following the August 2018 Note Sale, the Company’s sole issued and outstanding debt was the (i) $7,700,000 in principal, plus accrued interest, under the SK Energy Note held by SK Energy, (ii) an aggregate of $23,500,000 in principal, plus accrued interest, under the August 2018 Notes and SK Energy $22 million Convertible Note held by SK Energy, and (iii) $100,000 in principal, plus accrued interest, under an August 2018 Note held by an unaffiliated holder (the “Unaffiliated Holder”).

Immediately following the effectiveness of the SK Energy Note Amendment and August 2018 Note Sale, on March 1, 2019, SK Energy and the Unaffiliated Holder elected to convert all $31,300,000 of outstanding principal and an aggregate of $1,462,818 of accrued interest under the SK Energy Note, SK Energy $22 million Convertible Note and August 2018 Notes into common stock of the Company at a conversion price of $2.13 per share (the “Conversion Price” and the “Conversions”) as set forth in the SK Energy Note, as amended, and the August 2018 Notes and SK Energy $22 million Convertible Note (collectively, the “Notes”), into an aggregate of 15,381,605 shares of restricted common stock of the Company (the “Conversion Shares”).

Common Stock Issuance to SK Energy LLC

On May 21, 2019, we raised $14,999,998.20 through the sale of 6,818,181 shares of restricted Company common stock at a price of $2.20 per share (the “Purchase Price”) to SK Energy, pursuant to a Common Stock Subscription Agreement, dated May 21, 2019, entered into by and between the Company and SK Energy (the “Subscription Agreement”). The Purchase Price represents a premium to the closing price of the Company’s common stock on the NYSE American Exchange as of the closing date and was above the greater of the book/market price of the Company’s common stock for the purposes of the NYSE American Exchange.

Additional Miscellaneous Related Party Transactions

On February 19, 2015 (the “MIEJ Closing Date”), the Company and Pacific Energy Development Corp., our wholly-owned subsidiary (“PEDCO”) entered into a Settlement Agreement (the “MIEJ Settlement Agreement”) with MIE Jurassic Energy Corporation (“MIEJ”), which we refer to as MIEJ (a subsidiary of MIE Holdings). In February 2015, MIEJ was PEDCO’s 80% partner in Condor Energy Technology LLC (“Condor”), and was the lender to PEDCO under that certain Amended and Restated Secured Subordinated Promissory Note, dated March 25, 2013, in the principal amount of $6,170,065, entered into by PEDCO and MIEJ (the “MIEJ Note”).

On June 25, 2018, pursuant to a Debt Repayment Agreement, we paid the New MIEJ Note in consideration for $320,125 in cash.

On August 1, 2018, Red Hawk Petroleum, LLC, our wholly-owned subsidiary (“Red Hawk”) entered into a Membership Interest Purchase Agreement with MIEJ, pursuant to which we, through Red Hawk, acquired 100% of the outstanding membership interests of Condor from MIEJ in consideration for $545,000.

On June 25, 2018, we entered into Debt Repayment Agreements (the “Repayment Agreements”) with the holders of our outstanding Tranche A Secured Promissory Notes (“Tranche A Notes”) and Tranche B Secured Promissory Notes (“Tranche B Notes”), RJ Credit LLC, and MIEJ, pursuant to which, on June 26, 2018, we retired all of the then outstanding Tranche A Notes, in the aggregate amount of approximately $5.7 million, for $3.8 million and all of the then outstanding Tranche B Notes and notes held by RJ Credit LLC, in the aggregate amount of approximately $67.7 million, for an aggregate of $3,876,208.

Pursuant to the terms of the Repayment Agreement relating to the Tranche B Notes, in addition to the cash consideration due to the Tranche B Noteholders, as described above, we agreed to grant to certain of the noteholders their pro rata share of warrants to purchase an aggregate of 1,448,472 shares of common stock of the Company (the “Tranche B Warrants”). The Tranche B Warrants have a term of three years and an exercise price equal to $0.322, one (1) cent above the closing price of the Company’s common stock on June 26, 2018 (“Repurchase Warrants”).

On August 10, 2018 the board of directors of the Company agreed to accelerate the vesting of 150,000 shares of restricted stock held by Mr. Adam McAfee, a then current member of the Company’s board of directors, effective as of the 2018 Annual Meeting, in consideration for Mr. McAfee’s service on the board and its committees until the 2018 Annual Meeting, where he has not been nominated for reelection. These shares would have otherwise vested December 28, 2018 had Mr. McAfee remained on the board of directors on such date.

Mr. David Steinberg (a former member of the Board who resigned on July 11, 2018), entered into a Rescission Agreement (the “Rescission Agreement”) pursuant to which the Company and Mr. Steinberg agreed to cancel and rescind an aggregate of 75,975 shares of restricted Company Common Stock originally granted to Mr. Steinberg pursuant to the Board Compensation Program in 2015 and 2016.

On August 31, 2018, we entered into warrant repurchase agreements with certain of the holders of Repurchase Warrants, namely Senior Health Insurance Company of Pennsylvania, Principal Growth Strategies, LLC, and RJ Credit LLC (collectively, the “Warrant Holders”). Pursuant to the warrant repurchase agreements, the Company repurchased warrants to purchase an aggregate of 1,105,935 shares of the Company’s common stock (the shares of common stock issuable upon exercise of which such Repurchase Warrants, the “Warrant Shares”) held by the Warrant Holders, which warrants had a term of three years (through August 25, 2021) and an exercise price equal to $0.322 per share. The Repurchase Warrants were repurchased for an aggregate of $1,095,000 or $0.99 per Warrant Share, which amount the Company paid to the Warrant Holders on September 17, 2018. Effective on the date of payment of the warrant purchase amounts, the Repurchase Warrants and the agreements evidencing such Repurchase Warrants were deemed to have been repurchased by the Company and cancelled. The Warrant Repurchase Agreements also included a release by which the Warrant Holders released the Company from any liability or claims associated with the Repurchase Warrants and certain of the Warrant Repurchase Agreements included a release by which we released the applicable Warrant Holders party thereto. The terms of the Warrant Repurchase Agreements were individually negotiated with each associated group of Warrant Holders.

Review and Approval of Related Party Transactions

We have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders, provided that it is our policy that any and all such transactions are presented and approved by the independent members of the Board of Directors (typically through an ad hoc committee formed solely for the purpose of approving each individual transaction), or the Audit Committee, or a majority of the board (with the interested parties abstaining) and future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

In addition, our Code of Ethics (described above under “Code of Ethics” on page 13), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership in our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and on written representation by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all filings required to be made under Section 16(a) during 2018 were timely made, except that J. Douglas Schick inadvertently failed to timely file a Form 3 relating to his appointment as President of the Company; John J. Scelfo inadvertently failed to timely file two Form 4s, and as a result three transactions were not reported on a timely basis; Dr. Simon Kukes inadvertently failed to timely file three Form 4s, and as a result four transactions were not reported on a timely basis; Ivar Siem inadvertently failed to timely file two Form 4s, and as a result two transactions were not reported on a timely basis; H. Douglas Evans inadvertently failed to timely file a Form 3 relating to his appointment as a member of the Board of Directors of the Company; H. Douglas Evans inadvertently failed to timely file one Form 4, and as a result two transactions were not reported on a timely basis; J. Douglas Schick inadvertently failed to timely file one Form 4, and as a result one transaction was not reported on a timely basis; Gregory L. Overholtzer inadvertently failed to timely file one Form 4, and as a result one transaction was not reported on a timely basis; Clark Moore inadvertently failed to timely file one Form 4, and as a result one transaction was not reported on a timely basis; and Paul Pinkston inadvertently failed to timely file one Form 4, and as a result one transaction was not reported on a timely basis.

PROPOSAL 1
ELECTION OF DIRECTORS

At the annual meeting, four directors are to be elected to hold office until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Governance Committee has recommended, and the board of directors has selected, the following nominees for election: John J. Scelfo, Dr. Simon Kukes, Ivar Siem and H. Douglas Evans, all of whom are current members of the board of directors of the Company.

If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

The Company’s Nominating Committee has reviewed the qualifications of the director nominees and has recommended each of the nominees for election to the Board.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to serving us and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the board of directors, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of the record date.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

JOHN J. SCELFO (AGE 61) DIRECTOR CHAIRMAN OF THE AUDIT COMMITTEE CHAIRMAN OF THE COMPENSATION COMMITTEE MEMBER OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE Director since July 2018

Mr. Scelfo brings nearly 40 years of experience in oil and gas management, finance and accounting to the Board. Mr. Scelfo currently serves as principal and owner of JJS Capital Group, a Fort Lauderdale, Florida-based investment company that he formed in April 2014. Prior to forming JJS Capital, Mr. Scelfo served as Senior Vice President, Finance and Corporate Development (from February 2004 to March 2014), and Chief Financial Officer, Worldwide Exploration & Producing (from April 2003 to January 2004) of New York, New York-based Hess Corporation, a large integrated oil and gas company, where he served as one of eight members of the company’s Executive Committee and was responsible for the company’s corporate treasury, strategy and upstream commercial activities. Prior to joining Hess Corporation, Mr. Scelfo served as Executive Vice President and Chief Financial Officer of Sirius Satellite Radio (from April 2001 to March 2003), as Vice President and Chief Financial Officer of Asia Pacific & Japan for Dell Computer (November 1999 to March 2001), and in various roles of increasing responsibility with Mobil Corporation (from June 1980 to October 1999).

Mr. Scelfo holds a bachelor’s degree and an M.B.A. from Cornell University. In 2011, he was awarded Cornell ILR School’s Alpern Award given to those who “have been exceedingly generous in their support of the ILR School in general and in support of Off-Campus Credit Programs in particular”.

             The board of directors believes that Mr. Scelfo’s over 30 years’ experience in management, finance and accounting in the energy industry working at major oil and gas and other publicly traded companies, and the insights he has gained from these experiences, will provide crucial guidance for our future operations, capital raising efforts, and financial accounting and reporting functions.

SIMON KUKES (AGE 73) CHIEF EXECUTIVE OFFICER AND DIRECTOR Director Since July 2018

Since May 2013, Dr. Kukes has served as the principal of SK Energy LLC, a consulting company. Dr. Kukes was the CEO at Samara-Nafta, a Russian oil company, partnering with Hess Corporation, a U.S.-based international oil company, from June 2004 to April 2013. He was President and Chief Executive of Tyumen Oil Company (TNK) from 1998 until its merger with British Petroleum (BP) in 2003. He then joined Yukos Oil as chairman. He also served as chief executive of Yukos from 2003 until June 2004. Dr. Kukes also served on the board of directors of Parker Drilling Company (NYSE: PKD), a Houston, Texas-based drilling services company (from 2001 to 2004), and Amarin Corporation plc (NASDAQ:  AMRN), a Bedminster, New Jersey and Dublin-Ireland-based pharmaceutical company focused on developing therapeutics to improve cardiovascular health (from 2000 to 2008).  In 1999, he was voted one of the Top 10 Central European Executives by the Wall Street Journal Europe and in 2003 he was named by The Financial Times and PricewaterhouseCoopers as one of the 64 most respected business leaders in the world.

Dr. Kukes has a primary degree in Chemical Engineering from the Institute for Chemical Technology, Moscow and a PhD in Physical Chemistry from the Academy of Sciences, Moscow and was a Post-Doctoral Fellow of Rice University in Houston, Texas. He is the holder of more than 130 patents and has published more than 60 scientific papers.

Dr. Kukes brings to the board of directors decades of leadership and experience in the global energy industry. The board of directors believes that Dr. Kukes’ experience and strategic leadership and vision will provide crucial guidance for our management and operations, and provide key insights and guidance in the evaluation of oil and gas acquisition and development opportunities.

IVAR SIEM (AGE 73) DIRECTOR Director since July 2018

Mr. Siem has broad experience from both the upstream and the service segments of the oil and gas industry, has been the founder of several companies, and has been involved in several roll-ups and restructuring processes throughout his career. He currently serves as the Chairman of American Resources, Inc., and as a Managing Partner of its affiliated investment vehicle, Norexas, LLC, both privately-held Houston, Texas-based companies active in oil and gas investment, acquisition and development, and has served in that capacity since 2013. Previously, Mr. Siem served as Chairman and Chief Executive Officer of American Resources, Inc. (from 2013 through July 2017) and Chairman of Blue Dolphin Energy Company (OTCQX: BDCO)(“BDCO”), from 1990 to June 2014, and President and CEO from 1990 until 2012. BDCO is currently a Houston, Texas-based independent refiner and marketer of petroleum products and was involved in exploration and gathering of oil and gas in the shallow waters of the Gulf of Mexico prior to 2012. From January 2007 to present, Mr. Siem served as President of Drillmar Oil and Gas, Inc. (“Drillmar Oil”), a subsidiary of Drillmar Energy, Inc. Drillmar Oil filed a voluntary Chapter 11 bankruptcy proceeding in November 2009 from which it emerged in October 2010. In 1999, Mr. Siem acquired a small distressed public company, American Resources Offshore, Inc. and worked with creditors and existing management to achieve a voluntary reorganization. From 1995 to 2000, Mr. Siem served as Chairman and interim CEO of DI Industries/Grey Wolf Drilling while restructuring the company financially and operationally. Through several mergers and acquisitions, the company emerged as one of the leading land drilling contractors. The company was subsequently acquired by Precision Drilling in 2008. From 1996 to 1997 Mr. Siem served as Chairman and CEO of Seateam Technology ASA. Mr. Siem started his career at Amoco working as an engineer in various segments of upstream operations.

Mr. Siem is currently on the Board of Directors at Siem Industries, Inc., the Drillmar Energy Group, and Petrolia Energy Corporation (OTCQB: BBLS), and has served on the board of several privately held and publicly traded companies including Frupor SA, Avenir, ASA, and DSND ASA. Siem Industries is a holding company which invests in shipping and offshore oil and gas construction services. Frupor SA, is a Portuguese agricultural business, which Mr. Siem cofounded with his brother O. M. Siem in 1988.

Mr. Siem holds a Bachelor of Science in Mechanical Engineering with a minor in Petroleum from the University of California, Berkeley and an Executive MBA from the Amos Tuck School of Business, Dartmouth University.

The board of directors believes that Mr. Siem’s broad experience from both the upstream and the service segments of the oil and gas industry, and  executive management, technical and operating experience at publicly-traded oil and gas companies, and the insights he has gained from these experiences, will provide crucial guidance for our future management and operations, and provide key insights and guidance in the evaluation of oil and gas acquisition and development opportunities.

H. DOUGLAS EVANS (AGE 71) DIRECTOR CHAIRMAN OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE MEMBER OF THE AUDIT COMMITTEE MEMBER OF THE COMPENSATION COMMITTEE Director since September 2018

Mr. Evans has more than 45 years of oil and gas industry experience, 40 years of which have been spent in various executive management positions with Gulf Interstate Engineering Company (“GIE”), a privately-held Houston, Texas-based firm specializing in the engineering of oil, gas and liquid pipeline systems, where he currently serves as Chairman since November 2017, and previously as President and Chief Executive Officer (July 2004-November 2017), President (February 2003-November 2017), Senior Vice President (September 1994-July 2004), and in various other roles since he joined the company in 1978. During Mr. Evans’ tenure as an executive at GIE, he has successfully overseen the company’s organic growth from $25 million in sales in 1996 to over $250 million in sales in recent years, with GIE involved in almost every major onshore oil and gas pipeline in the world over the last 20 years.

Mr. Evans holds a B.S. Civil Engineering and Master of Business Administration from Queen’s University at Kingston, Ontario, and is a registered Professional Engineer in Ontario and Alberta, Canada. Mr. Evans currently serves as a member of the Board of Directors and Chairman of GIE (since November 2017), a member of the Board of Directors of Gulf Interstate Field Services, a GIE affiliate engaged in providing oil and gas pipeline construction inspection services (since February 2013), the Board of Directors and Chairman of the Strategy Committee for the International Pipe Line and Offshore Contractors Association (IPLOCA) (since September 2010), a member of the Board of Houston, Texas-based Crossroads School, Inc. (since 2004), and a former member of the Board of the Cystic Fibrosis Foundation – Texas Gulf Coast Chapter.

The board of directors believes that Mr. Evans’ over 45 years’ experience in management and operations in the energy industry, and the insights he has gained from his experiences, will provide crucial guidance for our management and operations.

Director Qualifications

The board of directors believes that each of our director nominees is highly qualified to serve as a member of the board of directors. Each of the director nominees has contributed to the mix of skills, core competencies and qualifications of the board of directors. When evaluating candidates for election to the board of directors, the board of directors seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our director nominees are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Vote Required to Elect the Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the annual meeting are required to elect the nominees. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions and broker non-votes with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the annual meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the board of directors in our Bylaws, the board of directors has set the number of directors that shall constitute the board of directors at four. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

  THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2
AMENDMENT TO THE PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN

At the annual meeting, stockholders are requested to approve an amendment to the Amended and Restated 2012 Equity Incentive Plan, which we refer to as the 2012 Plan, to increase by 2 million, the number of shares reserved for issuance under such plan. The amendment to the 2012 Plan has previously been approved by the board of directors. If this proposal 2 is not approved by our stockholders, we will continue to operate the 2012 Plan pursuant to its current provisions.

As of the date of this proxy statement filing, options to purchase 754,000 shares of restricted stock and 3,360,130 shares of restricted stock have been issued under the 2012 Plan, with 1,885,870 shares of common stock remaining available for issuance under the 2012 Plan. In the event proposal 2 is approved at the annual meeting, the 2012 Plan will have 3,885,870 shares available for future issuance.

The following is a summary of the principal features of the 2012 Plan. This summary does not purport to be a complete description of all of the provisions of the 2012 Plan. It is qualified in its entirety by reference to the full text of the 2012 Plan, as proposed to be amended, which has been filed with the SEC with this proxy statement as Appendix A.

General

On June 26, 2012, our board of directors adopted the Blast Energy Services, Inc. 2012 Equity Incentive Plan, which was approved by our stockholders on July 30, 2012 and subsequently renamed to the PEDEVCO Corp. 2012 Equity Incentive Plan in connection with our name change from Blast Energy Services, Inc. to PEDEVCO Corp. The 2012 Equity Incentive Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2012 Equity Incentive Plan relating to adjustments upon changes in our common stock, an aggregate of 200,000 shares of common stock were reserved for issuance under the 2012 Equity Incentive Plan. On April 23, 2014, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 500,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on June 27, 2014. On July 27, 2015, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 300,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on October 7, 2015. On October 21, 2016, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 500,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on December 28, 2016. On November 6, 2017, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 1,500,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on December 28, 2017. On August 10, 2018, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 3,000,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on September 27, 2018. Pursuant to proposal 2, beginning on page 41, we are seeking stockholder approval at the annual meeting to increase by 2,000,000 shares, the number of awards available for issuance under the 2012 Plan.

The 2012 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Incentive stock options granted under the 2012 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Non-statutory stock options granted under the 2012 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences” below beginning on page 45, for a discussion of the principal federal income tax consequences of awards under the 2012 Plan.

Purpose

Our board of directors adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our employees, directors and consultants are eligible to participate in the 2012 Plan.

Administration

Unless it delegates administration to a committee as described below, our board of directors will administer the 2012 Plan. Subject to the provisions of the 2012 Plan, our board of directors has the power to construe and interpret the 2012 Plan, and to determine: (i) the fair value of common stock subject to awards issued under the 2012 Plan; (ii) the persons to whom and the dates on which awards will be granted; (iii) what types or combinations of types of awards will be granted; (iv) the number of shares of common stock to be subject to each award; (v) the time or times during the term of each award within which all or a portion of such award may be exercised; (vi) the exercise price or purchase price of each award; and (vii) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Our board of directors has the power to delegate administration of the 2012 Plan to a committee composed of one or more directors. In the discretion of our board of directors, a committee may consist solely of two or more “independent directors” or two or more “non-employee directors” (as such terms are defined in the 2012 Plan).

Stock Subject to the 2012 Plan

Subject to the provisions of the 2012 Plan relating to adjustments upon changes in our common stock, an aggregate of 6 million shares of common stock are currently reserved for issuance under the 2012 Plan (provided we are seeking stockholder approval for the increase in such number of shares of common stock by 2 million shares pursuant to this proposal 2), with 1,885,870 shares of common stock remaining available for issuance under the 2012 Plan as of the date of this proxy statement.

If shares of common stock subject to an option, SAR or performance share or unit granted under the 2012 Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the 2012 Plan. If shares of restricted stock awarded under the 2012 Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall again be available under the 2012 Plan. Where the exercise price of an option granted under the 2012 Plan is paid by means of the optionee’s surrender of previously owned shares of common stock, or our withholding of shares otherwise issuable upon exercise of the option as may be permitted under the 2012 Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the 2012 Plan.

Eligibility

Incentive stock options may be granted under the 2012 Plan only to employees of our company and its affiliates. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2012 Plan.

No incentive stock option may be granted under the 2012 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our company or any affiliate of our company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, no employee may be granted options under the 2012 Plan exercisable for more than 6.0 million shares of common stock during any twelve-month period.

Terms of Options and SARs

Options, SARs and performance shares and units may be granted under the 2012 Plan pursuant to stock option agreements, stock appreciation rights agreements and performance award agreements, respectively. The following is a description of the permissible terms of options, SARs and performance units under the 2012 Plan. Individual grants of options, SARs and performance shares and units may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant. The base value of an SAR or performance share or unit may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2012 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our board of directors, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the SEC.

In addition, the holder of an SAR is entitled to receive upon exercise of such SAR only shares of our common stock at a fair market value equal to the benefit to be received by the exercise.

Vesting

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our board of directors. Our board of directors has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, SAR or performance share or unit, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, SAR or performance share or unit by a cash payment upon exercise, or in the discretion of our board of directors, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

              Term

The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service; however, pursuant to the terms of the 2012 Plan, a grantee’s employment shall not be deemed to terminate by reason of such grantee’s transfer from us to an affiliate of us, or vice versa, or sick leave, military leave or other leave of absence approved by our board of directors, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by us or any of our affiliates is guaranteed either contractually or by statute.

Restrictions on Transfer

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit. Our board of directors may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2012 Plan pursuant to restricted stock purchase or grant agreements. No awards of restricted stock may be granted under the 2012 Plan after ten (10) years from our board of directors’ adoption of the 2012 Plan (March 2022).

Payment

Our board of directors may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion. If restricted stock under the 2012 Plan is issued pursuant to a purchase agreement, the purchase price must be paid either in cash at the time of purchase or, at the discretion of our board of directors, pursuant to any other form of legal consideration acceptable to our board of directors.

Vesting

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board of directors. In the event a recipient’s employment or service with us terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to us in accordance with such restricted stock agreement.

Tax Withholding

Our board of directors may require any recipient of restricted stock to pay to us in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, our board of directors may withhold that amount from other amounts payable by us to the recipient, including salary, subject to applicable law. With the consent of our board of directors in its sole discretion, a recipient may deliver shares of our common stock to us to satisfy this withholding obligation.

Restrictions on Transfer

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board of directors shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions

If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in our capital structure), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards. In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination

Our board of directors may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board of directors, i.e., in June 2022.

Our board of directors may also amend the 2012 Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our board of directors may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and us with respect to participation in the 2012 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the 2012 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Appreciation Rights or SARs

A recipient receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a recipient exercises the stock appreciation right, the fair market value of any shares of common stock received will be ordinary income to the recipient and will be allowed as a deduction to us for federal income tax purposes.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of the Company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Historically, there had been an exception to this annual $1,000,000 tax deduction limit for qualifying performance-based compensation, which may include stock options and stock appreciation rights, or SARs, granted pursuant to a plan with a shareholder approved individual participant award limit. However, as a result of the Tax Cuts and Jobs Act of 2017, effective January 1, 2018, this exception has been eliminated for taxable years beginning after December 31, 2017 (other than with respect to certain compensation payable under a written binding contract that was in effect on November 2, 2017). As a result, there is no longer an exemption under Section 162(m) of the Code for qualified performance-based compensation awarded under the 2012 Plan after November 2, 2017, unless made under a written binding contract that was in effect on or prior to such date.

Securities Issued and Granted Under 2012 Plan

As of the date of this proxy filing, options to purchase 754,000 shares of restricted stock and 3,360,130 shares of restricted stock have been issued under the 2012 Plan, with 1,885,870 shares of common stock remaining available for issuance under the 2012 Plan. Information regarding all of our equity compensation plans can be found above under “Equity Compensation Plan Information”, on page 22.

Reasons for and Purpose of the Amendment to the 2012 Plan

The reason for the amendment is solely to increase the shares available for issuances under the 2012 Plan in order for us to be able to issue additional equity incentive compensation awards under the 2012 Plan for the purpose of attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, directors and consultants, and promoting the success of our business.

The amendment would increase the number of shares that may be granted during the life of the 2012 Plan from 6 million to 8 million shares.

We are asking stockholders to increase the number of shares available for grants under the 2012 Plan to a level that we believe will, on the basis of current assumptions, ensure that enough shares remain available for anticipated issuances under the 2012 Plan through 2020.

Amendment of the 2012 Plan

Specifically, under this proposal 2, our stockholders are being asked to approve an amendment to clause (a) of Section 3 of the 2012 Plan such that the paragraph would provide in its entirety as follows:

“Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is eight million (8,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

The other paragraphs of Section 3 and all other sections of the 2012 Plan would remain unchanged, other than (a) Section 15(a)(i), which relates to the maximum number of incentive stock options which may be issued under the 2012 Plan, (b) Section 15(b)(ii)(1), which relates to the maximum number of shares issuable to any participant under the 2012 Plan in any one fiscal year, (c) Section 15(b)(ii)(2), which relates to the maximum fair market value of shares relating to awards denominated in shares and satisfied in cash under the 2012 Plan in any one fiscal year, and (d) Section 15(b)(ii)(3), which relates to the maximum fair market value of shares relating to cash awards, payable in any one fiscal year under the 2012 Plan, which will each be increased to eight million (8,000,000) shares after the amendment of the 2012 Plan, compared to six million (6,000,000) shares prior to such amendment, to reflect the corresponding increase in the maximum aggregate number of shares which may be issued under the 2012 Plan as described above.

Vote Required

Although Section 710 of the NYSE American Company Guide, requires the affirmative vote of the holders of voting stock representing a majority of the votes cast at a stockholders meeting held by a NYSE American listed company on a proposal to approve a stock plan or amendment thereto such as the amendment to our 2012 Plan, our bylaws and the Texas Business Organizations Code, which supersede the NYSE American Company Guide requirements, require the affirmative vote by our stockholders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal 2, in order to approve the proposal relating to the amendment of the 2012 Plan as set forth in this proposal 2, assuming a quorum is present at the annual meeting.

Our board of directors has approved the amendment to the 2012 Plan described in proposal 2. If proposal 2 is not approved by our stockholders at the annual meeting, we will continue to operate the 2012 Plan pursuant to its current provisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2012 PLAN.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF AUDITORS

The board of directors has selected Marcum LLP (“Marcum”), as our independent auditors for the fiscal year ended December 31, 2019, and recommends that the stockholders vote to ratify such appointment. GBH CPAs, PC (“GBH”) served as our independent registered public accounting for the year ended December 31, 2017 and the interim period through July 1, 2018, when GBH merged with Marcum.

We do not anticipate a representative from Marcum to be present at the annual stockholders meeting. In the event that a representative of Marcum is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and we will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

The following table presents fees for professional audit services performed by GBH, which combined its practice with Marcum, LLP effective July 1, 2018, and Marcum LLP for the audit of our annual financial statements for the years ended December 31, 2018 and 2017 (in thousands).

	2018	2017
Audit Fees (1)	$122	$124
Audit-Related Fees (2)	-	-
Tax Fees (3)	27	16
All Other Fees (4)	18	17
Total	$167	$157

(1)
Audit fees include professional services rendered for (1) the audit of our annual financial statements for the fiscal years ended December 31, 2018 and 2017 and (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years.

(2)
Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit fees.”

(3)
Tax fees include professional services relating to preparation of the annual tax return.

(4)
Other fees include professional services for review of various filings and issuance of consents.

Pre-Approval Policies

It is the policy of our board of directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our board of directors. Our board of directors pre-approved all services, audit and non-audit, provided to us by Marcum and GBH for 2018 and 2017.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of Marcum to serve as our independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of Marcum as our independent auditor for the year ended December 31, 2019. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our board of directors are requesting, as a matter of policy, that the stockholders ratify the appointment of Marcum as our independent registered public accounting firm.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal, provided that a quorum exists at the annual meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote “AGAINST” ratification of this appointment. Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of Marcum.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in our and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019.

PROPOSAL 4
ADJOURNMENT OF THE ANNUAL MEETING

Our stockholders may be asked to consider and act upon one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the annual meeting, our stockholders may be asked to vote on the proposal to adjourn the annual meeting to solicit additional proxies. If a quorum is present at the annual meeting, but there are not sufficient votes at the time of the annual meeting to approve one or more of the proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the annual meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the annual meeting, and if our stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the board of directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the annual meeting is adjourned, the board of directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the annual meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The board of directors believes that, if the number of shares of our common stock voting in favor of any of the proposals presented at the annual meeting is insufficient to approve a proposal, it is in the best interests of our stockholders to enable the board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

Vote Required

Authority to adjourn the annual meeting pursuant to this proposal 4, to another place, date or time, if deemed necessary or appropriate, in the discretion of the board of directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ADJOURNMENT OF THE ANNUAL MEETING,
IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

Stockholder Proposals for 2020 Annual Meeting of Stockholders and 2020 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2020 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 1250 Wood Branch Park Dr., Suite 400, Houston, Texas 77079, not earlier than the close of business on April 30, 2020, and not later than the close of business on May 30, 2020, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2020 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after August 28, 2020. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2020 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

Stockholder proposals must be in writing and must include (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of us which are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of stock of us entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. The board of directors reserves the right to refuse to submit any proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete, or does not comply with the requirements for stockholder proposals set forth in our Bylaws.

Additionally, the Nominating and Governance Committee will consider director candidates recommended by stockholders, provided stockholders include (a) as to each person whom the stockholder proposes for the Nominating and Governance Committee to consider for nomination for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of us which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of us which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Nominating and Governance Committee through other means.

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website (www.pacificenergydevelopment.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information on our website does not constitute part of this proxy statement.

We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to us, Attn: Corporate Secretary, PEDEVCO Corp., 1250 Wood Branch Park Dr., Suite 400, Houston, Texas 77079.

Other Matters

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The board of directors does not intend to bring any other matters before the annual meeting of stockholders and has not been informed that any other matters are to be presented by others.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon:

(a)	No officer or director of us has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of us, or as a stockholder of us.

(b)	No director of us has informed us that he or she intends to oppose the action taken by us set forth in this proxy statement.

Company Contact Information

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

PEDEVCO Corp.
1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079

By Order of the Board of Directors,

/s/ John J. Scelfo John J. Scelfo Chairman

APPENDIX A

PEDEVCO CORP.

2012 EQUITY INCENTIVE PLAN
(As Amended)

1. Purposes of the Plan. PEDEVCO Corp., a Texas corporation (the “Company”) hereby establishes the PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN (the “Plan”). The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

2. Definitions. The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; provided however, that for purposes of this subsection (i) any acquisition of securities directly from the Company shall not constitute a Change in Control;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means PEDEVCO Corp., a Texas corporation, or any successor thereto.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and that either (1) renders a Participant unable to engage in any substantial gainful activity or (2) results in a Participant receiving income replacement benefits for a period of not less than three months under an employee accident and health plan covering the Participant.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCQB®”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”), the Fair Market Value of a Share will be the closing price for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established. Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Plan” means this 2012 Equity Incentive Plan.

“Restricted Stock” means Shares awarded to a Participant which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date. In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is eight million (8,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or unissued Shares) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares withheld by the Company to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding: (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan, if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(viii) to modify or amend each Award (subject to Section 19(c)) to the extent any modification or amendment is consistent with the terms of the Plan. The Administrator shall have the discretion to extend the exercise period of Options generally provided the exercise period is not extended beyond the earlier of the original term of the Option or 10 years from the original grant date, or specifically (1) if the exercise period of an Option is extended (but to no more than 10 years from the original grant date) at a time when the exercise price equals or exceeds the fair market value of the Optioned Shares or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than 30 days after the exercise of the Option would no longer violate Applicable Laws.

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5. Eligibility. NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers. ISOs may be granted as specified in Section 15(a).

6. Stock Options.

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion. For purposes of the foregoing sentence, Service Providers shall include prospective employees or consultants to whom Options are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company. The Administrator may grant NSOs, ISOs, or any combination of the two. ISOs shall be granted in accordance with Section 15(a) of the Plan.

(b) Option Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion. If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

(c) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date.

(d) Term of Options. The term of each Option will be stated in the Award Agreement. Unless terminated sooner in accordance with the remaining provisions of this Section 6, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed by the Board.

(e) Time and Form of Payment.

(i) Exercise Date. Each Award Agreement shall specify how and when Shares covered by an Option may be purchased. The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods. The Administrator may accelerate the exercisability of any Option or portion thereof.

(ii) Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator shall specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

(iii) Payment. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4) other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(5) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6) by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(7) any combination of the foregoing methods of payment; or

(8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Forfeiture of Options. All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Vesting Conditions and Other Terms.

(i) Vesting Conditions. The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

(ii) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(iii) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(iv) Transferability. Except as provided in this Section, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Removal of Restrictions. All restrictions imposed on Shares of Restricted Stock shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator. Vested Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 30th day following the date on which vesting occurred.

(e) Forfeiture of Restricted Stock. On the date set forth in the Award Agreement, the Shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Units Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting criteria, form of payout, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Vesting Conditions. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Time and Form of Payment. Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Stock Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred. Except as otherwise provided in the Award Agreement, Restricted Stock Units may be paid in cash, Shares, or a combination thereof at the sole discretion of the Administrator. Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

(e) Forfeiture of Restricted Stock Units. All unvested Restricted Stock Units shall be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Award Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Exercise Price and Other Terms. The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date.

(d) Time and Form of Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

(e) Forfeiture of SARs. All unexercised SARs shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Award Agreement. Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(d) Vesting Conditions and Performance Period. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals or any other basis determined by the Administrator in its discretion.

(e) Time and Form of Payment. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired. An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Forfeiture of Performance Units and Performance Shares. All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

(a) Grant of Incentive Stock Options. If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

(i) Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of eight million (8,000,000) Shares may be issued as ISOs under the Plan.

(ii) General Rule. Only Employees shall be eligible for the grant of ISOs.

(iii) Continuous Employment. The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised. A leave of absence approved by the Company may exceed ninety (90) days if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any ISO held by the Optionee will cease to be treated as an ISO.

(iv) Award Agreement.

(1) The Administrator shall designate Options granted as ISOs in the Award Agreement. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO. For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2) The Award Agreement shall specify the term of the ISO. The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3) The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4) The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

(v) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator at the time of grant in accordance with Section 6(e)(iii).

(vi) “Disability,” for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

(vii) Notice. In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition. In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

(b) Performance-based Compensation. If the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns, then the following terms shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m):

(i) Outside Directors. The Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the provisions regarding “outside directors” within the meaning of Code Section 162(m).

(ii) Maximum Amount.

(1) Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is eight million (8,000,000) Shares;

(2) For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of eight million (8,000,000) Shares on the Grant Date; and

(3) The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of eight million (8,000,000) Shares on the Grant Date.

(iii) Performance Criteria. All performance criteria must be objective and be established in writing prior to the beginning of the performance period or at later time as permitted by Code Section 162(m). Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria. In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1) Increased revenue;

(2) Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3) Stock price measures (including but not limited to growth measures and total stockholder return);

(4) Market share;

(5) Earnings per Share (actual or targeted growth);

(6) Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7) Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9) Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10) Expense measures (including but not limited to overhead cost and general and administrative expense);

(11) Margins;

(12) Stockholder value;

(13) Total stockholder return;

(14) Proceeds from dispositions;

(15) Production volumes;

(16) Total market value; and

(17) Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

(c) Stock Options and SARs Exempt from Code section 409A. If the Administrator grants Options or SARs to Employees subject to U.S. taxation the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant’s right or the Company’s or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Effective Date. The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within twelve (12) months of such adoption. Upon approval of the Plan by the stockholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18. Term of Plan. The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply with Applicable Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Repricing Prohibited; Exchange And Buyout of Awards. The repricing of Options or SARs is prohibited without prior stockholder approval. The Administrator may authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Administrator may at any time repurchase Options with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

23. Substitution and Assumption of Awards. The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Administrator, in its discretion, determines is appropriate.

24. Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

Adopted by the Board of Directors on June 26, 2012.

Amended by the stockholders of the Company on June 27, 2014, October 7, 2015, December 28, 2016, December 28, 2017, September 27, 2018 and August __, 2019.

FORM OF PROXY
(SEE ATTACHED)

PEDEVCO CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – August 28, 2019 AT 10:00 A.M.

CONTROL ID:
REQUEST ID:

The undersigned stockholder of PEDEVCO CORP., a Texas corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around July 10, 2019, and hereby appoints Dr. Simon Kukes and Clark R. Moore (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2019 annual meeting of Stockholders of the Company, to be held on August 28, 2019, at 10:00 a.m. local time at the Omni Houston Hotel at Westside, 13210 Katy Fwy., Houston, Texas 77079, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PED
PHONE:	Call toll free 1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF PEDEVCO CORP.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		FOR ALL	AGAINST ALL	FOR	AGAINST
	Election of Directors	☐	☐
	John J. Scelfo			☐	☐
	Simon Kukes			☐	☐
	Ivar Siem			☐	☐
	H. Douglas Evans			☐	☐
Proposal 2		FOR	AGAINST	ABSTAIN
	To approve an amendment to the company’s 2012 Equity Incentive Plan, to increase by 2,000,000 the number of shares of common stock reserved for issuance under the plan.	☐	☐	☐
CONTROL ID:
REQUEST ID:
Proposal 3		FOR	AGAINST	ABSTAIN
	Ratification of the appointment of Marcum LLP, as the company’s independent auditors for the fiscal year ending December 31, 2019.	☐	☐	☐
Proposal 4		FOR	AGAINST	ABSTAIN
	To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” In Proposal 1, “For” Proposals 2 Through 4, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
________________________
________________________
________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2019

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)